Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-198735

General Terms Supplement to the Prospectus dated February 26, 2015 and the Prospectus Supplement dated February 26, 2015 – No. 1

GS Finance Corp.

Medium-Term Notes, Series E

fully and unconditionally guaranteed by

The Goldman Sachs Group, Inc.

General Terms Supplement

Notes linked to the Performance

of one or more Indices or Exchange Traded Funds

GS Finance Corp. may from time to time offer and sell notes, the payments and performance of which will be linked to the performance of one or more indices or exchange traded funds (which we refer to as underliers). Specifically, the payments and performance of the notes may be linked to a single underlier, a basket of underliers or the lesser performing of two or more underliers.

The accompanying prospectus dated February 26, 2015, the accompanying prospectus supplement dated February 26, 2015 and this general terms supplement (this general terms supplement no. 1) describe some of the terms that may apply generally to the notes, including any notes you purchase. A separate pricing supplement, which we refer to as the applicable pricing supplement and, if specified in the applicable pricing supplement, a separate product supplement, which we refer to as the applicable product supplement, will describe additional terms that apply to your notes. The applicable pricing supplement will identify whether any of the underliers described here will be used to calculate a return on your notes, and the applicable pricing supplement and the applicable product supplement, if any, may each also describe any additions or changes to the descriptions of the underliers or terms of the notes set forth in this general terms supplement.

This general terms supplement contains the following:

—	Certain risks applicable to the notes. You should read these risks in conjunction with the risks described in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement and the accompanying prospectus.
—	Certain terms that may relate to your notes in addition to the description of the notes contained in the pricing supplement and product supplement, if any, described above.
—	Descriptions of certain dates that may relate to your notes, including the determination date (the final date on which a calculation is made to determine the amount payable on the notes, which may be the final averaging date, if averaging dates are applicable to your notes), any call observation date (a date on which a calculation is made to determine if the notes will be called on an applicable call payment date) and any coupon observation date (a date on which a calculation is made to determine the amount of any coupon, if any, that will be paid on an applicable coupon payment date). If your notes are linked to a basket of underliers or the lesser performing of two or more underliers, the applicable dates set forth above, which are dates on which calculations are made, may differ from the dates on which the levels of one or more basket underliers, potential lesser performing underliers or exchange rates, as applicable, are determined for the purposes of such calculations.
—	A description of certain underliers to which your notes may be linked.

Your investment in the notes involves certain risks. See “Additional Risk Factors Specific to the Notes” beginning on page S-1 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this general terms supplement, the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

        GS Finance Corp. may use this general terms supplement in the initial sale of the notes. In addition, Goldman, Sachs & Co., or any other affiliate of GS Finance Corp. may use this general terms supplement in a market-making transaction in a note after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this general terms supplement is being used in a market-making transaction.

Goldman, Sachs & Co.

General Terms Supplement dated May 21, 2015.

In this general terms supplement, when we refer to a “note”, including your notes, we mean a note linked to one of the underliers specified herein unless the context requires otherwise. Please note that in this general terms supplement, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our ultimate parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References in this general terms supplement, the applicable product supplement, if any, and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in aggregate on the global note representing the notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus, dated February 26, 2015, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series E, dated February 26, 2015, of GS Finance Corp. and The Goldman Sachs Group, Inc. References to the “indenture” in this general terms supplement mean the senior debt indenture, dated July 16, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee.

The Notes Are Part of a Series

The notes, including your notes, are part of a series of debt securities, entitled “Medium-Term Notes, Series E”, that we may issue under our indenture from time to time. The notes, including your notes, are “indexed debt securities”, as defined in the accompanying prospectus. The notes, including your notes, will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This general terms supplement describes certain underliers and certain other terms that may apply to the notes, including your notes. The applicable pricing supplement will identify whether any of the underliers described herein will be used to calculate a return on your notes, and the applicable pricing supplement may also describe any additions or changes to the descriptions of the underliers or terms of the notes. We describe terms that apply generally to all Series E medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series E medium-term notes and the accompanying prospectus, respectively. The terms described here supplement those described in the accompanying prospectus and prospectus supplement and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the settlement or trade dates, issue price, underwriting discounts or commissions and net proceeds to us in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements and Product Supplements

The specific terms of your notes will be described in a pricing supplement and the applicable product supplement, if any, accompanying this general terms supplement. The terms described there are in addition to those described here and in the accompanying prospectus and the accompanying prospectus supplement. If the description of any underlier to which your notes are linked or the terms described in the applicable pricing supplement are inconsistent with those described here or in the applicable product supplement, if any, accompanying prospectus or accompanying prospectus supplement, the description of the underlier and the terms in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described here, that modified definition will be deemed to apply to this general terms supplement for all purposes with respect to your notes. If the applicable product supplement, if any, specifies different terms for your notes or a different meaning for any term described herein, the meaning or term contained in the applicable product supplement, if any, will control unless the applicable pricing supplement provides a different meaning, in which case the applicable pricing supplement will control.

ADDITIONAL RISK FACTORS SPECIFIC TO THE NOTES

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable product supplement, if any, the accompanying prospectus supplement dated February 26, 2015 and the accompanying prospectus dated February 26, 2015. Your notes are a riskier investment than ordinary debt securities. You should carefully consider whether the notes are suited to your particular circumstances.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. The cash payment on your notes on the stated maturity date will be based on the performance of the applicable underlier or underliers.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

Your Notes May Pay a Coupon at a Low Rate or They May Pay No Coupon At All

The applicable pricing supplement will state whether your notes pay a coupon. Therefore, your notes may pay no coupon at all. If your notes do pay a coupon, they may do so at a rate that is below the prevailing market rate for our debt securities that are not linked to the performance of one or more indices or exchange traded funds. Consequently, unless the amount payable on your notes on the stated maturity date substantially exceeds the amount you paid for your notes, the overall return you earn on your notes could be less than what you would have earned by investing in non-indexed debt securities that bear interest at prevailing market rates.

The Notes Are Subject to the Credit Risk of GS Finance Corp., as Issuer, and the Credit Risk of

The Goldman Sachs Group, Inc., as Guarantor

Although the return on the notes will be based on the performance of the underlier, the payment of any amount due on the notes is subject to the credit risk of GS Finance Corp., as issuer of the notes, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the notes. The notes are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the notes, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the notes, to pay all amounts due on the notes, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of Notes We May Offer — Information About Our Medium-Term Notes, Series E Program — How the Notes Rank Against Other Debt” on page S-4 of the accompanying prospectus supplement and “Description of Debt Securities We May Offer—Guarantee by The Goldman Sachs Group, Inc.” on page 32 of the accompanying prospectus.

The Return on Your Notes Will Not Reflect Any Dividends Paid on Any Underliers, or the Underlier Stocks, as Applicable

We refer to the stocks that are included in the applicable underlier as underlier stocks. If the underlier is an index the level of which the underlier sponsor calculates by reference to the prices of its underlier stocks, without taking account of the value of dividends paid on those stocks, the return on your notes will not reflect the return you would realize if you actually owned the underlier stocks and received the dividends paid on those stocks. In addition, if the underlier is an exchange traded fund, the return on your notes will not reflect the return you would realize if you actually owned the exchange traded fund and received the distributions paid on the shares of such fund. You will not receive any dividends that may be paid on any of the underlier stocks by the underlier stock issuers or, in case of an underlier that is an exchange traded fund, on the shares of such exchange traded fund. See “—You Have No Shareholder

Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable” below for additional information.

You Have No Shareholder Rights or Rights to Receive Any Shares of an Underlier or Any Underlier Stock, as Applicable

Investing in your notes will not make you a holder of any shares of an underlier or the underlier stocks of any underlier, basket underliers or potential lesser performing underliers, as applicable. Neither you nor any other holder or owner of your notes will have any voting rights, any right to receive dividends or other distributions, any rights to make a claim against the underlier or the stocks comprising an underlier or any other rights with respect to an underlier or the stocks comprising an underlier, as applicable. Your notes will be paid in cash, and you will have no right to receive delivery of any shares of the underlier or the stocks comprising an underlier, as applicable.

Other Investors in the Notes May Not Have the Same Interests as You

Other investors in the notes are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as securityholders or in making requests or recommendations to Goldman Sachs as to the establishment of other transaction terms. The interests of other investors may, in some circumstances, be adverse to your interests. For example, certain investors may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your notes, underlier, basket underliers, constituent indices or underlier stocks or other similar securities, which may adversely impact the market for or value of your notes.

Anticipated Hedging Activities by Goldman Sachs or Our Distributors May Negatively Impact Investors in the Notes and Cause Our Interests and Those of Our Clients and Counterparties to be Contrary to Those of Investors in the Notes

As we describe in the applicable pricing supplement and product supplement, if any, Goldman Sachs expects to hedge our obligations under the notes by purchasing futures and/or other instruments linked to the underlier or underliers or constituent indices thereof, or, if applicable, the foreign currencies in which underliers are denominated, as applicable. Goldman Sachs also expects to adjust the hedge by, among other things, purchasing or selling any of the foregoing, and perhaps other instruments linked to the underlier or underliers, the constituent indices thereof or the stocks underlying the applicable underlier or basket underliers, as applicable, which we refer to as underlier stocks, at any time and from time to time, and to unwind the hedge by selling any of the foregoing on or before the determination date for your notes. Alternatively, Goldman Sachs may hedge all or part of our obligations under the notes with unaffilated distributors of the notes which we expect will undertake similar market activity. Goldman Sachs may also enter into, adjust and unwind hedging transactions relating to other underlier-linked notes whose returns are linked to changes in the level of the underlier or basket of underliers, one or more of the constituent indices thereof, or the underlier stocks, as applicable.

In addition to entering into such transactions itself, or distributors entering into such transactions, Goldman Sachs may structure such transactions for its clients or counterparties, or otherwise advise or assist clients or counterparties in entering into such transactions. These activities may be undertaken to achieve a variety of objectives, including: permitting other purchasers of the notes or other securities to hedge their investment in whole or in part; facilitating transactions for other clients or counterparties that may have business objectives or investment strategies that are inconsistent with or contrary to those of investors in the notes; hedging the exposure of Goldman Sachs to the notes including any interest in the notes that it reacquires or retains as part of the offering process, through its market-making activities or otherwise; enabling Goldman Sachs to comply with its internal risk limits or otherwise manage firmwide, business unit or product risk; and/or enabling Goldman Sachs to take directional views as to relevant markets on behalf of itself or its clients or counterparties that are inconsistent with or contrary to the views and objectives of the investors in the notes.

Any of these hedging or other activities may adversely affect the levels of the underlier or underliers — directly or indirectly by affecting the price of the underlier stocks or the levels of the constituent indices, if applicable — and therefore the market value of your notes and the amount we will pay on your notes, if any, at maturity. In addition, you should expect that these transactions will cause Goldman Sachs or its clients, counterparties or distributors to have economic interests and incentives that do not align with, and that may be directly contrary to, those of an investor in the notes. Neither Goldman Sachs nor any distributor will have any obligation to take, refrain from taking or cease taking any action with respect to these transactions based on the potential effect on an investor in the notes, and may receive substantial returns on hedging or other activities while the value of your notes declines. In addition, if the distributor from which you purchase notes is to conduct hedging activities in connection with the notes, that distributor may otherwise profit in connection with such hedging activities and such profit, if any, will be in addition to the compensation that the distributor receives for the sale of the notes to you. You should be aware that the potential to earn fees in connection with hedging activities may create a further incentive for the distributor to sell the notes to you in addition to the compensation they would receive for the sale of the notes. See the applicable pricing supplement and product supplement, if any, for a further discussion of transactions in which Goldman Sachs may engage.

Goldman Sachs’ Trading and Investment Activities for its Own Account or for its Clients Could Negatively Impact Investors in the Notes

Goldman Sachs is a global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and high-net-worth individuals. As such, it acts as an investor, investment banker, research provider, investment manager, investment advisor, market maker, trader, prime broker and lender. In those and other capacities, Goldman Sachs purchases, sells or holds a broad array of investments, actively trades securities, derivatives, loans, commodities, currencies, credit default swaps, indices, baskets and other financial instruments and products for its own account or for the accounts of its customers, and will have other direct or indirect interests, in the global fixed income, currency, commodity, equity, bank loan and other markets. Any of Goldman Sachs’ financial market activities may, individually or in the aggregate, have an adverse effect on the market for your notes, and you should expect that the interests of Goldman Sachs or its clients or counterparties will at times be adverse to those of investors in the notes.

Goldman Sachs regularly offers a wide array of securities, financial instruments and other products into the marketplace, including existing or new products that are similar to your notes, or similar or linked to the underlier, basket underliers, constituent indices or underlier stocks, as applicable. Investors in the notes should expect that Goldman Sachs will offer securities, financial instruments, and other products that will compete with the notes for liquidity, research coverage or otherwise.

Goldman Sachs’ Market-Making Activities Could Negatively Impact Investors in the Notes

Goldman Sachs actively makes markets in and trades financial instruments for its own account and for the accounts of customers. These financial instruments include debt and equity securities, currencies, commodities, bank loans, indices, baskets and other products. Goldman Sachs’ activities include, among other things, executing large block trades and taking long and short positions directly and indirectly, through derivative instruments or otherwise. The securities and instruments in which Goldman Sachs takes positions, or expects to take positions, include securities and instruments of the underlier, basket underliers, constituent indices or underlier stocks, as applicable, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated. Market making is an activity where Goldman Sachs buys and sells on behalf of customers, or for its own account, to satisfy the expected demand of customers. By its nature, market making involves facilitating transactions among market participants that have differing views of securities and instruments. As a result, you should expect that Goldman Sachs will take positions that are inconsistent with, or adverse to, the investment objectives of investors in the notes.

If Goldman Sachs becomes a holder of any securities of the underlier, basket underliers, constituent indices or underlier stocks, as applicable, in its capacity as a market-maker or otherwise, any actions that it takes in its capacity as securityholder, including voting or provision of consents, will not necessarily be aligned with, and may be inconsistent with, the interests of investors in the notes.

You Should Expect That Goldman Sachs Personnel Will Take Research Positions, or Otherwise Make Recommendations, Provide Investment Advice or Market Color or Encourage Trading Strategies That Might Negatively Impact Investors in the Notes

Goldman Sachs and its personnel, including its sales and trading, investment research and investment management personnel, regularly make investment recommendations, provide market color or trading ideas, or publish or express independent views in respect of a wide range of markets, issuers, securities and instruments. They regularly implement, or recommend to clients that they implement, various investment strategies relating to these markets, issuers, securities and instruments. These strategies include, for example, buying or selling credit protection against a default or other event involving an issuer or financial instrument. Any of these recommendations and views may be negative with respect to the underlier, basket underliers, constituent indices or underlier stocks, as applicable, or other securities or instruments similar to or linked to the foregoing or result in trading strategies that have a negative impact on the market for any such securities or instruments, particularly in illiquid markets. In addition, you should expect that personnel in the trading and investing businesses of Goldman Sachs will have or develop independent views of the underlier, basket underliers, constituent indices or underlier stocks, as applicable, the relevant industry or other market trends, which may not be aligned with the views and objectives of investors in the notes.

Goldman Sachs Regularly Provides Services to, or Otherwise Has Business Relationships with, a Broad Client Base, Which May Include the Sponsors of the Underlier, Basket Underliers or Constituent Indices, As Applicable, or the Issuers of the Underlier Stocks or Other Entities That Are Involved in the Transaction

Goldman Sachs regularly provides financial advisory, investment advisory and transactional services to a substantial and diversified client base, and you should assume that Goldman Sachs will, at present or in the future, provide such services or otherwise engage in transactions with, among others, the sponsors of the underlier, basket underliers or constituent indices, as applicable, or the issuers of the underlier stocks, or transact in securities or instruments or with parties that are directly or indirectly related to the foregoing. These services could include making loans to or equity investments in those companies, providing financial advisory or other investment banking services, or issuing research reports. You should expect that Goldman Sachs, in providing such services, engaging in such transactions, or acting for its own account, may take actions that have direct or indirect effects on the underlier, basket underliers, constituent indices or underlier stocks, as applicable, and that such actions could be adverse to the interests of investors in the notes. In addition, in connection with these activities, certain Goldman Sachs personnel may have access to confidential material non-public information about these parties that would not be disclosed to Goldman Sachs employees that were not working on such transactions as Goldman Sachs has established internal information barriers that are designed to preserve the confidentiality of non-public information. Therefore, any such confidential material non-public information would not be shared with Goldman Sachs employees involved in structuring, selling or making markets in the notes or with investors in the notes.

In this offering, as well as in all other circumstances in which Goldman Sachs receives any fees or other compensation in any form relating to services provided to or transactions with any other party, no accounting, offset or payment in respect of the notes will be required or made; Goldman Sachs will be entitled to retain all such fees and other amounts, and no fees or other compensation payable by any party or indirectly by holders of the notes will be reduced by reason of receipt by Goldman Sachs of any such other fees or other amounts.

The Offering of the Notes May Reduce an Existing Exposure of Goldman Sachs or Facilitate a Transaction or Position That Serves the Objectives of Goldman Sachs or Other Parties

A completed offering may reduce Goldman Sachs’ existing exposure to the underlier, basket underliers, constituent indices or underlier stocks, as applicable, securities and instruments similar to or linked to the foregoing or the currencies in which they are denominated, including exposure gained through hedging transactions in anticipation of this offering. An offering of notes will effectively transfer a portion of Goldman Sachs’ exposure (and indirectly transfer the exposure of Goldman Sachs’ hedging or other counterparties) to investors in the notes.

The terms of the offering (including the selection of the underlier, basket underliers, constituent indices, underlier stocks and currencies, as applicable, and the establishment of other transaction terms) may have been selected in order to serve the investment or other objectives of Goldman Sachs or another client or counterparty of Goldman Sachs. In such a case, Goldman Sachs would typically receive the input of other parties that are involved in or otherwise have an interest in the offering, transactions hedged by the offering, or related transactions. The incentives of these other parties would normally differ from and in many cases be contrary to those of investors in the notes.

Past Performance is No Guide to Future Performance

The actual performance of the underlier, basket of underliers or potential lesser performing underliers over the life of the notes, as well as the amount payable at maturity, may bear little relation to the historical closing levels of the underlier, basket of underliers or potential lesser performing underliers set forth in the applicable pricing supplement or to the hypothetical return examples set forth elsewhere in the applicable product supplement, if any, and pricing supplement. We cannot predict the future performance of the underlier, basket of underliers or potential lesser performing underliers.

The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Notes, When Your Notes Mature and the Amount You Receive, If Any, at Maturity

As of the date of this general terms supplement, we have appointed Goldman, Sachs & Co. as the calculation agent for the notes. As calculation agent for your notes, Goldman, Sachs & Co. will make all determinations with respect to the notes as specified in the applicable pricing supplement or product supplement, if any, including, among other things, whether a market disruption event has occurred and in some cases the levels of the underlier(s) or basket. The calculation agent also has discretion in making certain adjustments relating to a discontinuation or modification of an underlier, individually or within a basket of underliers. The exercise of this discretion by Goldman, Sachs & Co. could adversely affect the value of your notes and may present Goldman, Sachs & Co. with a conflict of interest. We may change the calculation agent at any time without notice, and Goldman, Sachs & Co. may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp.

The Policies of an Underlier Sponsor, if Applicable, and Changes that Affect an Underlier to Which Your Notes are Linked, or the Constituent Indices or Underlier Stocks Comprising Such Underlier, Could Affect the Amount Payable on Your Notes and Their Market Value

The policies of the applicable underlier sponsor concerning the calculation of the level of an underlier, basket of underliers or potential lesser performing underliers to which your notes are linked, additions, deletions or substitutions of the constituent indices, if applicable, and/or the underlier stocks comprising such underlier, basket underliers or potential lesser performing underliers, and the manner in which changes affecting the underlier stocks or their issuers, such as stock dividends, reorganizations or mergers, are reflected in the underlier level, could affect the level of the applicable underlier and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. The amount payable on your notes and their market value could also be affected if the applicable underlier sponsor changes these policies, for example, by changing the manner in which it calculates the underlier level or, in the case of an equity index, the method by which it constructs the underlier, or if any underlier sponsor discontinues or suspends calculation or publication of the underlier level, in which case it may become difficult to determine the market value of your notes. If events such as these occur, the calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the underlier, basket or potential lesser performing underlier levels on any such date (and, in the case of notes linked to a basket of underliers, the weighting multiplier of the applicable underlier) — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the underlier, basket or potential lesser performing underlier levels on any trading day and the amount payable on your notes more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier” and in any applicable product supplement or pricing supplement.

The Calculation Agent Can Postpone the Determination Date, Averaging Date, Call Observation Date or Coupon Observation Date If a Market Disruption Event or Non-Trading Day Occurs or Is Continuing

Unless otherwise specified in the applicable pricing supplement, in the case of notes linked to a single underlier, if the calculation agent determines that, on the determination date or any averaging date, call observation date or coupon observation date, as applicable, a market disruption event has occurred or is continuing with respect to such underlier or that day is not a trading day, the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date, or the coupon observation date, as applicable, will be postponed until the first following trading day on which no market disruption event occurs or is continuing, subject to limitation on postponement described here and in the applicable product supplement, if any, and applicable pricing supplement. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing on such last possible day or such day is not a trading day, such date will nevertheless be the determination date, averaging date, call observation date or coupon observation date, as applicable. In the case of notes linked to a basket of underliers, the determination date or any averaging date, call observation date or coupon observation date, as applicable, will be postponed until the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, averaging date, call observation date or coupon observation date, as the case may be, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing, subject to limitation on postponement described under “Supplemental Terms of the Notes — Determination Date”, “Supplemental Terms of the Notes — Averaging Dates”, “Supplemental Terms of the Notes — Call Observation Dates” or “Supplemental Terms of the Notes — Coupon Observation Dates” below, as the case may be. In the case of notes linked to the lesser performing of two or more underliers, the determination date or any averaging date, call observation date or coupon observation date, as applicable, will be postponed until the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, averaging date, call observation date or coupon observation date, as the case may be, each potential lesser performing underlier has had at least one trading day on which no market disruption event has occurred or is continuing, subject to limitation on postponement described under “Supplemental Terms of the Notes — Determination Date”, “Supplemental Terms of the Notes — Averaging Dates”, “Supplemental Terms of the Notes — Call Observation Dates” or “Supplemental Terms of the Notes — Coupon Observation Dates” below, as the case may be. If the determination date or any averaging date, call observation date or coupon observation date, as applicable, is postponed to the last possible day and a market disruption event occurs or is continuing with respect to any basket underlier or potential lesser performing underlier on such last possible day or such day is not a trading day, such date will nevertheless be the determination date or the applicable averaging date, call observation date or coupon observation date, respectively.

As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “Supplemental Terms of the Notes — Stated Maturity Date”, “Supplemental Terms of the Notes — Call Payment Dates”, or “Supplemental Terms of the Notes — Coupon Payments — Coupon Payment Dates” as applicable, below. In such a case, you may not receive the cash payment, if any, that we are obligated to deliver on the stated maturity date, coupon payment date, or call payment date, as applicable, until several days after the originally scheduled stated maturity date, coupon payment date, or call payment date, as applicable. Moreover, if the closing level (or adjusted closing level, if applicable) of the underlier, any basket underlier or any potential lesser performing underlier is not available on the determination date or any averaging date, call observation date or coupon observation date, as applicable, because of a market disruption event, a non-trading day or for any other reason (except as described under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier” below), in certain circumstances the calculation agent will determine the underlier, basket or potential lesser performing underlier level based on its assessment, made in its sole discretion, of the levels of the applicable underlier or underliers as described under “Supplemental Terms of the Notes — Consequences of a Market Disruption Event or a Non-Trading Day” below.

Except to the Extent The Goldman Sachs Group, Inc. is One of the Companies Whose Common Stock Comprises an Underlier, and Except to the Extent That We or Our Affiliates May Currently or in the Future Own Securities of, or Engage in Business With, the Applicable Underlier Sponsor or the Underlier Stock Issuers, There Is No Affiliation Between The Underlier Stock Issuers or Any Underlier Sponsor And Us, And We Are Not Responsible For Any Disclosure By The Underlier Stock Issuers or Underlier Sponsors

The common stock of The Goldman Sachs Group, Inc. is one of the underlier stocks comprising the S&P 500® Index and one of the underlier stocks comprising the Dow Jones Industrial Average™, and its common stock may be represented in any number of underliers that are not specifically described in this general terms supplement. In addition, we or our affiliates may currently or from time to time in the future own securities of, or engage in business with, the applicable underlier sponsor or the underlier stock issuers. Unless otherwise disclosed in the applicable pricing supplement, we are not otherwise affiliated with the issuers of the underlier stocks or the underlier sponsors. Neither we nor any of our affiliates have participated in the preparation of any publicly available information or made any “due diligence” investigation or inquiry with respect to the underliers, basket of underliers or potential lesser performing underliers and the underlier stock issuers. You, as an investor in your notes, should make your own investigation into the underliers and the underlier stock issuers. See “The Underliers” below for additional information about certain underliers, basket underliers or potential lesser performing underliers to which your notes may be linked.

Neither the underlier sponsors nor the underlier stock issuers are involved in the offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Thus, neither the underlier sponsors nor the underlier stock issuers have any obligation to take your interests into consideration for any reason, including in taking any corporate actions that might affect the market value of your notes.

Additional Risks Relating to Notes Linked to Underliers Denominated in Foreign Currencies or that Contain Foreign Stocks

If Your Notes Are Linked to Underliers Denominated in a Non-U.S. Dollar Currency and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Your Notes Will Be Subject to Foreign Currency Exchange Rate Risk

Your notes may be linked to an underlier, a basket of underliers or the lesser performing of two or more underliers and any such underlier or underliers may be denominated in a non-U.S. dollar currency. If specified in the applicable pricing supplement, the level of the underlier, each basket underlier or each potential lesser performing underlier denominated in a non-U.S. dollar currency will be adjusted to reflect its U.S. dollar value by converting the level of the underlier, the applicable basket underlier or the applicable potential lesser performing underlier from the non-U.S. dollar underlying currency to U.S. dollars. Consequently, if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which the underlier, any basket underlier or any potential lesser performing underlier is denominated, you may lose a significant part of your investment in the notes, even if the value of the underlier, each basket underlier or each potential lesser performing underlier increases over the life of your notes.

Foreign currency exchange rates vary over time, and may vary considerably during the life of your notes. Changes in a particular exchange rate result from the interaction of many factors directly or indirectly affecting economic and political conditions. Of particular importance are:

•	rates of inflation;

•	interest rate levels;

•	the balance of payments among countries;

•	the extent of government surpluses or deficits in the relevant foreign country and the United States; and

•	other financial, economic, military and political factors.

All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the governments of the relevant foreign countries and the United States and other countries important to international trade and finance.

The price of the notes and any payment on the notes could also be adversely affected by delays in, or refusals to grant, any required governmental approval for conversions of a local currency and remittances abroad with respect to the underlier, basket of underliers or potential lesser performing underliers or other de facto restrictions on the repatriation of U.S. dollars.

Even Though Currencies Trade Around-The-Clock, Your Notes Will Not

Your notes may be linked to an underlier, a basket of underliers or the lesser performing of two or more underliers and any such underlier may be denominated in a non-U.S. dollar currency and adjusted to reflect its U.S. dollar value. The interbank market in foreign currencies is a global, around-the-clock market. Therefore, the hours of trading for your notes, if any trading market develops, will not conform to the hours during which the currencies in which the underliers are denominated or in which the underlying stocks of the underlier trade. Significant price and rate movements may take place in the underlying foreign currency exchange markets that will not be reflected immediately in the price of your notes. The possibility of these movements should be taken into account in relating the value of your notes to those in the underlying foreign currency exchange markets. There is no systematic reporting of last-sale information for foreign currencies. Reasonably current bid and offer information is available in certain brokers’ offices, in bank foreign currency trading offices and to others who wish to subscribe for this information, but this information will not necessarily be reflected in the value of the underlier or underliers used to calculate the payment amount. There is no regulatory requirement that those quotations be firm or revised on a timely basis. The absence of last-sale information and the limited availability of quotations to individual investors may make it difficult for many investors to obtain timely, accurate data about the state of the underlying foreign currency exchange markets.

If Your Notes Are Linked to Certain U.S. Dollar Denominated Indices, Your Investment in the Notes Will Be Subject to Foreign Currency Exchange Rate Risk

For notes linked to U.S. dollar denominated indices whose underlying stock prices are converted by the underlier sponsor into U.S. dollars for purposes of calculating the value of the underlier, investors of the notes will be exposed to currency exchange rate risk with respect to each of the currencies represented in the underlier which are converted in such manner. An investor’s net exposure will depend on the extent to which the currencies represented in such an underlier strengthen or weaken against the U.S. dollar and the relative weight of each relevant currency represented in the overall underlier. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the underlier will be adversely affected and the amount payable at maturity of the notes may be reduced.

Regulators Are Investigating Potential Manipulation of Published Currency Exchange Rates

It has been reported that the U.K. Financial Conduct Authority and regulators from other countries, including the United States, are in the process of investigating the potential manipulation of published currency exchange rates. If such manipulation has occurred or is continuing, certain published exchange rates may have been, or may be in the future, artificially lower (or higher) than they would otherwise have been. Any such manipulation could have an adverse impact on any payments on, and the value of, your notes and the trading market for your notes. In addition, we cannot predict whether any changes or reforms affecting the determination or publication of exchange rates or the supervision of currency trading will be implemented in connection with these investigations. Any such changes or reforms could also adversely impact your notes.

For considerations relating to foreign currency exchange rate risk, please see the applicable product supplement, if any, or pricing supplement.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars and the Calculation Agent Adjusts Such Underliers to Reflect Their U.S. Dollar Value, a Decline in the Currency of One Underlier Against the U.S. Dollar May Offset Increases in the Currency of Other Underliers Against the U.S. Dollar Over the Life of the Notes

Your notes may be linked to a basket of underliers that are denominated in non-U.S. dollar currencies and that the calculation agent adjusts to reflect their U.S. dollar value. The applicable pricing supplement will specify whether a non-U.S. dollar denominated underlier will be so adjusted. Declines in the currency in which one basket underlier is denominated (i.e., if the value of the U.S. dollar strengthens against the non-U.S. dollar currency in which that underlier is denominated) may offset increases in the currencies in which the other basket underliers are denominated. As a result, even if the non-U.S. dollar currencies in which certain of the basket underliers are denominated have appreciated against the U.S. dollar over the term of your notes, you may lose a significant amount of your investment if some or all of the currencies in which the other basket underliers are denominated decline versus the U.S. dollar.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars or the Underlying Stocks of Which Trade in Foreign Currencies and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Intervention in the Foreign Currency Exchange Markets by the Countries Issuing any Underlying Currency Could Materially and Adversely Affect the Value of Your Notes

Specific foreign currencies’ exchange rates are volatile and are affected by numerous factors specific to each foreign country. Foreign currency exchange rates can be fixed by the sovereign government, allowed to float within a range of exchange rates set by the government, or left to float freely. Governments, including those issuing the currencies in which the underliers are denominated or in which the underlying stocks of the underlier trade, use a variety of techniques, such as intervention by their central bank or imposition of regulatory controls or taxes, to affect the exchange rates of their respective currencies. Currency developments may occur in any of the countries issuing the currencies in which the underliers are denominated or in which the underlying stocks of the underlier trade to which your notes are linked. Often, these currency developments impact foreign currency exchange rates in ways that cannot be predicted.

Governments may also issue a new currency to replace an existing currency, fix the exchange rate or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing notes linked to underliers that are denominated in a non-U.S. dollar currency or that convert the currencies in which non-U.S. dollar underlying stocks trade is that their liquidity, trading value and payment amount could be affected by the actions of sovereign governments that could change or interfere with previously freely determined currency valuations, fluctuations in response to other market forces and the movement of currencies across borders.

The calculation agent is not obligated to make any offsetting adjustment or change in the event of any other devaluation or revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting any underliers that are denominated in a non-U.S. dollar currency or that convert the currencies in which non-U.S. dollar underlying stocks trade.

If the applicable pricing supplement specifies that you are exposed to foreign currency risk (because the calculation agent converts the underlier level into U.S. dollars, a U.S. dollar-denominated underlier itself converts the prices of underlying stocks that trade in foreign currencies to their U.S. dollar equivalents, or otherwise), a weakening in the exchange rate of any such foreign currency relative to the U.S. dollar may have a material adverse effect on the value of your notes and the return on an investment in your notes.

If Your Notes Are Linked to Underliers Denominated in Non-U.S. Dollars or the Underlying Stocks of Which Trade in Foreign Currencies and Such Underliers Are Adjusted to Reflect Their U.S. Dollar Value, Suspensions or Disruptions of Market Trading in One or More Foreign Currencies May Adversely Affect the Value of Your Notes

The foreign currency exchange markets are subject to temporary distortions or other disruptions due to various factors, including government regulation and intervention, the lack of liquidity in the markets and the participation of speculators. If the applicable pricing supplement specifies that you are exposed to foreign currency risk (because the calculation agent converts the underlier level into U.S. dollars, a U.S. dollar-denominated underlier itself converts the prices of underlying stocks that trade in foreign currencies to their U.S. dollar equivalents, or otherwise), these circumstances could adversely affect the relevant foreign currency exchange rates and, therefore, the value of your notes.

If Your Notes Are Linked to Underliers That Are Comprised of Underlier Stocks Which Are Traded in Foreign Currencies But Are Not Adjusted to Reflect Their U.S. Dollar Value, the Return on Your Notes Will Not Be Adjusted for Changes in the Foreign Currency Exchange Rate

If your notes are linked to underliers whose underlier stocks are traded in foreign currencies but are not adjusted to reflect their U.S. dollar value, the amount payable on your notes at maturity will not be adjusted for changes in the applicable foreign currency/U.S. dollar exchange rates. The amount payable on the stated maturity date will be based solely upon the overall change in the level of the applicable underlier, basket of underliers or potential lesser performing underliers over the life of your notes. Changes in foreign currency exchange rates, however, may reflect changes in the economy of the foreign countries in which the underlier’s component stocks are listed that, in turn, may affect the underlier, basket or potential lesser performing underlier level.

If Your Notes Are Linked to Underliers Which Are Listed or Located Outside the U.S. or to Underliers Which Have Components Listed or Located Outside the United States, Your Investment in the Notes Will Be Subject to Risks Associated with Foreign Securities Markets

Your notes may be linked to an underlier or basket of underliers or the lesser performing of two or more underliers, or to underliers which have components, that have their primary listing on an exchange located outside the U.S. or may include stocks issued by foreign companies. You should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. The foreign securities markets in which the underliers may trade may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect foreign markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize these foreign securities markets, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about foreign companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in foreign countries are subject to political, economic, financial and social factors that apply in those geographical regions. These factors, which could negatively affect those securities markets, include the possibility of recent or future changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health development in the region. Moreover, foreign economies may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Some underliers may have a primary listing in a country that may be considered to be a country with an emerging market. Countries with emerging markets may have relatively less stable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.

Additional Risks Relating to Underliers that are Exchange Traded Funds

If Your Notes are Linked to an Exchange Traded Fund, You Will Have Limited Anti-dilution Protection

If your notes are linked to an exchange traded fund, a basket of exchange traded funds or the lesser performing of two or more exchange traded funds, Goldman, Sachs & Co., as calculation agent for your notes, may adjust the underlier, closing level, basket or potential lesser performing closing level for certain events that may affect the underlier, basket underliers or potential lesser performing underliers, as applicable, but only in the situations we describe in “Supplemental Terms of the Notes — Anti-dilution Adjustments for Exchange Traded Funds”. The calculation agent will not be required to make an adjustment for every event that may affect an underlier and will have broad discretion to determine whether and to what extent an adjustment is required.

The Value of the Shares of an Underlier that is a Passively-Managed Exchange Traded Fund May Not Track the Level of the Index Underlying the Exchange Traded Fund

Although the trading characteristics and valuations of shares of a passively-managed exchange traded fund will usually mirror the characteristics and valuations of the underlying index, the value of the shares of such exchange traded fund may not closely track the level of the underlying index. The value of a share of an exchange traded fund may reflect transaction costs and fees incurred or imposed by the issuer of the exchange traded fund that are not included in the calculation of the underlying index. Additionally, because the exchange traded fund may not actually hold all of the stocks that comprise the underlying index, but may invest in a representative sample of securities which have a similar investment profile as the stocks that comprise the underlying index, and may hold investments that are not included in the index, the exchange traded fund may not fully replicate the performance of the underlying index.

If Your Notes Are Linked to Certain Types of Exchange Traded Funds, Your Investment in the Notes May Be Subject to Concentration Risks

The stocks underlying an exchange traded fund may be stocks of companies representing a particular market sector, a particular geographic region or some other sector. As a result, your investment in the notes may be concentrated in a single sector. Although your investment in the notes will not result in the ownership or other direct interest in the stocks comprising the exchange traded fund, if the exchange traded fund concentrates its investments in this manner, the return on your investment in the notes will be subject to certain risks similar to those associated with direct equity investments in the market, geographic region or sector represented by the relevant underlier stocks.

In the Case of an Underlier That is an Exchange Traded Fund, the Policies of an Investment Advisor and Changes that Affect an Underlier to Which Your Notes are Linked, or the Underlying Index Tracked by Such Underlier, Could Affect the Amount Payable on Your Notes and Their Market Value

In the case of an underlier that is an exchange traded fund, the policies of the applicable investment advisor concerning the underlier to which your notes are linked, the method by which the underlier attempts to track the underlying index, the investment objective, the other investment policies of the investment advisor, and similar matters could affect the level of the applicable underlier and, therefore, the amount payable on your notes on the stated maturity date and the market value of your notes before that date. If events such as these occur, the calculation agent — which initially will be Goldman, Sachs & Co., our affiliate — may determine the underlier, basket or potential lesser performing underlier levels on any such date (and, in the case of notes linked to a basket of underliers, the weighting multiplier of the applicable underlier) — and thus the amount payable on the stated maturity date — in a manner it considers appropriate, in its sole discretion. We describe the discretion that the calculation agent will have in determining the underlier levels on any trading day and the determination date and the amount payable on your notes more fully under “Supplemental Terms of the Notes — Discontinuance or Modification of an Underlier” and “Supplemental Terms of the Notes—Anti-dilution Adjustments for Exchange Traded Funds” and in any applicable product supplement or pricing supplement.

If the Underlier, Basket Underlier or Potential Lesser Performing Underlier is an Exchange Traded Fund, Except to the Extent Goldman, Sachs & Co. and One or More of Our Other Affiliates Act as Authorized Participants in the Distribution of, and, at Any Time, May Hold, Shares of Such Exchange Traded Fund, There Is No Affiliation Between the Sponsor of such Exchange Traded Fund and Us, and We Are Not Responsible for Any Disclosure by the Exchange Traded Fund Sponsor

If an underlier or any basket or potential lesser performing underlier is an exchange traded fund, Goldman, Sachs & Co. and one or more of our other affiliates may act, from time to time, as authorized participants in the distribution of shares of such exchange traded fund, and, at any time, may hold shares of the exchange traded fund. Unless otherwise disclosed in the applicable pricing supplement, Goldman Sachs is not otherwise affiliated with the sponsor of such exchange traded fund or the issuers of the stocks underlying such exchange traded fund. Our affiliates may currently or from time to time in the future engage in business with issuers of the stocks underlying exchange traded funds. Nevertheless, neither we nor any of our affiliates assumes any responsibility for the accuracy or the completeness of any information about any issuer of the stocks underlying an exchange traded fund. You, as an investor in your notes, should make your own investigation into such issuer.

Neither the sponsor of such exchange traded fund nor any issuer of the stocks underlying such exchange traded fund are involved in this offering of your notes in any way and none of them have any obligation of any sort with respect to your notes. Neither the exchange traded fund sponsor nor any such issuer have any obligation to take your interests into consideration for any reason, including when taking any corporate actions that might affect the value of your notes.

SUPPLEMENTAL TERMS OF THE NOTES

The terms below are in addition to the general terms of the notes specified in the accompanying prospectus. These supplemental terms address, among other things, adjustments made as a result of the occurrence of a market disruption event or non-trading day or the change or discontinuation of an underlier. Any term indicated below that may be specified in the applicable pricing supplement may alternatively, or in addition, be specified in the applicable product supplement, if any. If the term is specified in the applicable pricing supplement and the applicable product supplement, if any, the term specified in the applicable pricing supplement will control in the event of conflict.

Specified Currency

Unless otherwise specified in the applicable pricing supplement, all payments of principal and coupons, if any, will be made in U.S. dollars (“$” or “USD”).

Form and Denomination

The notes will be issued only in global form through DTC. Unless otherwise specified in the applicable pricing supplement, the denomination of each note will be an amount equal to $1,000 or integral multiples of $1,000 in excess thereof.

No Listing

Unless otherwise specified in the applicable pricing supplement, your notes will not be listed or displayed on any securities exchange or included in any interdealer market quotation system.

Stated Maturity Date

The stated maturity date for your notes will be the date specified in the applicable pricing supplement, unless that date is not a business day, in which case the stated maturity date will be postponed to the next following business day.

The stated maturity date will also be postponed if the originally scheduled stated maturity date for your notes as specified in the applicable pricing supplement is 3 or 5 scheduled business days following the originally scheduled determination date for your notes and the determination date is postponed as described under “— Determination Date” below. In such a case, the stated maturity date will be postponed by the same number of business day(s) from but excluding the originally scheduled determination date to and including the actual determination date. If, however, the originally scheduled stated maturity date for your notes is 10 scheduled business days following the original determination date for your notes, any postponement of the determination date will not postpone the stated maturity date.

Call Payment Dates

The call payment date or set of call payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless any such date is not a business day, in which case such call payment date will be postponed to the next following business day.

A call payment date will also be postponed if the applicable originally scheduled call payment date as specified in the applicable pricing supplement is 3 or 5 scheduled business days following the originally scheduled call observation date related to such call payment date and such call observation date is postponed as described under “— Call Observation Dates” below. In such a case, such call payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled call observation date to and including the actual call observation date. If, however, the applicable originally scheduled call payment date for your notes is 10 scheduled business days following the applicable originally scheduled call observation date for your notes, any postponement of the call observation date will not postpone the applicable call payment date.

Determination Date

The following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement.

Notes Linked to a Single Underlier. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, the determination date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible determination date or such last possible day is not a trading day, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date will occur on the last averaging date.

Notes Linked to a Basket of Underliers. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers will be determined on or prior to the postponed determination date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. (In such case, the determination date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the determination date.) If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days. On such last possible determination date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the last averaging date.

Notes Linked to the Lesser Performing of Two or More Underliers. The determination date for your notes in this case will be the date specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on such day or such day is not a trading day with respect to a potential lesser performing underlier. In that event, the determination date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled determination date, each potential lesser performing underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the potential lesser performing underliers will be determined on or prior to the postponed determination date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” below. (In such case, the determination date may differ from the dates on which the levels of one or more potential lesser performing underliers are determined for the purpose of the calculations to be performed on the determination date.) If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled determination date for your notes, however, the determination date will not be postponed to a date later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled determination date for your notes, the determination date will not be postponed by more than five scheduled trading days. On such last possible determination date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the determination date. Notwithstanding the foregoing, if the applicable pricing supplement specifies averaging dates for your notes, the determination date for your notes will occur on the last averaging date.

Averaging Dates

The applicable pricing supplement may specify that averaging dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement.

Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on any day that would otherwise be an averaging date or such day is not a trading day, such averaging date and each succeeding averaging date, if any, will be postponed to the next trading day(s) on which the calculation agent determines that no market disruption event occurs or is continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. If a market disruption event occurs or is continuing on such last possible averaging date or such last possible day is not a trading day, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Notes Linked to a Basket of Underliers. If a market disruption event occurs or is continuing with respect to a basket underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to a basket underlier, such averaging date will be postponed to the next trading day on which the calculation agent determines that, on or subsequent to such originally scheduled averaging date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers for that averaging date will be determined on or prior to the postponed averaging date as set forth under “Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. (In such case, the averaging date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the averaging date.) If an averaging date is postponed, each subsequent averaging date will be postponed by the same number of scheduled trading days, subject to the limitation described below. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. On such last possible averaging date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Notes Linked to the Lesser Performing of Two or More Underliers. If a market disruption event occurs or is continuing with respect to a potential lesser performing underlier on any day that would otherwise be an averaging date or such day is not a trading day with respect to a potential lesser performing underlier, such averaging date will be postponed to the next trading day on which the calculation agent determines that, on or subsequent to such originally scheduled averaging date, each potential lesser performing underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the potential lesser performing underliers for that averaging date will be determined on or prior to the postponed averaging date as set forth under “Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” below. (In such case, the averaging date may differ from the dates on which the levels of one or more potential lesser performing underliers are determined for the purpose of the calculations to be performed on the averaging date.) If an averaging date is postponed, each subsequent averaging date will be postponed by the same number of scheduled trading days, subject to the limitation described below. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the originally scheduled last averaging date for your notes, however, no averaging date will be later than the originally scheduled stated maturity date or, if the originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the originally scheduled last averaging date for your notes, no averaging date will be postponed later than the date that is five scheduled trading days after the originally scheduled last averaging date. On such last possible averaging date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the last averaging date. In such cases, more than one averaging date may occur simultaneously on such last possible day.

Call Observation Dates

The applicable pricing supplement may specify that call observation dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement.

Notes Linked to a Single Underlier. The call observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or dates or such day or dates are not trading days. In that event, such call observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If an originally scheduled call payment date for your notes is 3 or 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is 10 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible call observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be the call observation date.

Notes Linked to a Basket of Underliers. The call observation date or dates for your notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, the call observation date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled call observation date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers for that call observation date will be determined on or prior to the postponed call observation date as set forth under “Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” below. (In such case, the call observation date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the call observation date.) If an originally scheduled call payment date for your notes is 3 or 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is 10 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days. On such last possible call observation date applicable to the relevant call payment date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be a call observation date.

Notes Linked to the Lesser Performing of Two or More Underliers. The call observation date or dates for your notes will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on such day or such day is not a trading day with respect to a potential lesser performing underlier. In that event, the call observation date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled call observation date, each potential lesser performing underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the potential lesser performing underliers for that call observation date will be determined on or prior to the postponed call observation date as set forth under “Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” below. (In such case, the call observation date may differ from the dates on which the levels of one or more potential lesser performing underliers are determined for the purpose of the calculations to be performed on the call observation date.) If an originally scheduled call payment date for your notes is 3 or 5 scheduled business days following the applicable originally scheduled call observation date for your notes, however, such call observation date will not be postponed to a date later than the applicable originally scheduled call payment date or, if such originally scheduled call payment date is not a business day, later than the first business day after the applicable originally scheduled call payment date. However, if an originally scheduled call payment date for your notes is 10 scheduled business days following the applicable originally scheduled call observation date for your notes, such call observation date will not be postponed by more than five scheduled trading days. On such last possible call observation date applicable to the relevant call payment date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be a call observation date.

Measurement Periods

The applicable pricing supplement may specify a measurement period. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement.

Notes Linked to a Single Underlier. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates in which the calculation agent determines that a market disruption event occurs or is continuing or that the calculation agent determines is not a trading day with respect to the underlier, unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event occurs or is continuing on the determination date or the determination date is not a trading day. In that event, the last day of such measurement period will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible day of such measurement period or such last possible day is not a trading day, that day will nevertheless be the last day of such measurement period.

Notes Linked to a Basket of Underliers. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates in which the calculation agent determines that a market disruption event with respect to any basket underlier occurs or is continuing or that the calculation agent determines is not a trading day with respect to any basket underlier unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on the determination date or the determination date is not a trading day with respect to a basket underlier. In that event, the last day of such measurement period with respect to any basket underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such basket underlier on which the calculation agent determines that no market disruption event with respect to such basket underlier occurs or is continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period with respect to any basket underlier will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period with respect to any basket underlier will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing on the day that is the last possible day of such measurement period applicable to such basket underlier or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the last day of such measurement period with respect to such basket underlier.

Notes Linked to the Lesser Performing of Two or More Underliers. If the applicable pricing supplement specifies a measurement period, the applicable measurement period or measurement periods for your notes in this case will be the date or dates specified in the applicable pricing supplement, excluding any date or dates in which the calculation agent determines that a market disruption event with respect to any potential lesser performing underlier occurs or is continuing or that the calculation agent determines is not a trading day with respect to any potential lesser performing underlier unless, with respect to the measurement period, if any, for which the last day of such measurement period is the determination date, the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on the determination date or the determination date is not a trading day with respect to a potential lesser performing underlier. In that event, the last day of such measurement period with respect to any potential lesser performing underlier affected by a market disruption event or a non-trading day will be the first following trading day with respect to such potential lesser performing underlier on which the calculation agent determines that no market disruption event with respect to such potential lesser performing underlier occurs or is continuing. If the originally scheduled stated maturity date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, however, the last day of such measurement period with respect to any potential lesser performing underlier will not be postponed to a date later than the corresponding originally scheduled stated maturity date or, if the corresponding originally scheduled stated maturity date is not a business day, later than the first business day after the originally scheduled stated maturity date. However, if the originally scheduled stated maturity date for your notes is 10 scheduled business days following the corresponding originally scheduled last day of such measurement period for your notes, the last day of such measurement period with respect to any potential lesser performing underlier will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing on the day that is the last possible day of such measurement period applicable to such potential lesser performing underlier or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the last day of such measurement period with respect to such potential lesser performing underlier.

Consequences of a Market Disruption Event or a Non-Trading Day

Notes Linked to a Single Underlier. If a market disruption event occurs or is continuing on a day that would otherwise be the determination date or any averaging date, call observation date or coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed, as described under “— Determination Date — Notes Linked to a Single Underlier”, “— Averaging Dates — Notes Linked to a Single Underlier”, “— Call Observation Dates — Notes Linked to a Single Underlier”, and “— Coupon Observation Dates — Notes Linked to a Single Underlier” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date”, — Call Payment Dates” or “— Coupon Payment Dates” as applicable, above. If the closing level (or adjusted closing level, if applicable) of the underlier that must be used to determine the cash settlement amount is not available on the postponed determination date or any postponed averaging date, call observation date or coupon observation date, as applicable, because of a market disruption event, or, in the case of a non-U.S. dollar denominated underlier that the calculation agent adjusts to its U.S. dollar equivalent, the exchange rate that must be used to determine the cash settlement amount is not available, or the occurrence of a non-trading day or for any other reason (except as described under “— Discontinuance or Modification of an Underlier” below), then the calculation agent will nevertheless determine the closing level (or adjusted closing level, if applicable) of the underlier, based on its assessment, made in its sole discretion, of the level of the underlier on that day; provided that, in the case of a non-U.S. dollar denominated underlier that the calculation agent adjusts to its U.S. dollar equivalent, the calculation agent will determine the adjusted closing level of the underlier based on (i) the closing level of the underlier or the exchange rate that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date, averaging date, call observation date or coupon observation date, if the closing level or the exchange rate was available on such date, (ii) the closing level of the underlier or the exchange rate, as applicable, that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date, averaging date, call observation date, or coupon observation date, as applicable, on which no market disruption event exists; and (iii) the calculation agent’s assessment, made in its sole discretion, of the level of the underlier or the exchange rate if a market disruption event or non-trading day continues through the last possible day.

Notes Linked to a Basket of Underliers. If a market disruption event with respect to any basket underlier occurs or is continuing on a day that would otherwise be the determination date or any averaging date, call observation date or coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date and each succeeding averaging date, if applicable, the call observation date or the coupon observation date, if any, as applicable, will be postponed as described under “— Determination Date — Notes Linked to a Basket of Underliers”, “— Averaging Dates — Notes Linked to a Basket of Underliers”, “— Call Observation Dates — Notes Linked to a Basket of Underliers” and “— Coupon Observation Dates — Notes Linked to a Basket of Underliers” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date” or “— Call Payment Dates” above or “Coupon Payments — Coupon Payment Dates” below. If the determination date or any averaging date, call observation date or coupon observation date is postponed due to a market disruption event or non-trading day with respect to one or more of the basket underliers, the basket closing level for the postponed determination date or any postponed averaging date, call observation date or coupon observation date, as applicable, will be calculated based on (i) the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, of each of the basket underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable originally scheduled averaging date, call observation date or coupon observation date, as applicable, with respect to each such basket underlier, if any, (ii) the closing level and the exchange rate, if applicable, of each of the basket underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date or the applicable originally scheduled averaging date, call observation date or coupon observation date, as applicable, on which no market disruption event exists for that basket underlier (provided that, in the case of a basket underlier for which an adjusted closing level is applicable, if the unadjusted closing level or the applicable exchange rate was available on the originally scheduled determination date, averaging date, call observation date or coupon observation date, the closing level or exchange rate that was so available shall be used for purposes of calculating the adjusted closing level), and (iii) the calculation agent’s assessment, in its sole discretion, of the closing level of each basket underlier (and the exchange rate, if applicable) on the last possible postponed determination date, averaging date, call observation date or coupon observation date, as the case may be, with respect to each basket underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date, averaging date, call observation date or coupon observation date. As a result, this could result in the closing level and the applicable exchange rate, if any, of differing basket underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, for one or more basket underliers is determined for a determination date, averaging date, call observation date or coupon observation date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Notes Linked to the Lesser Performing of Two or More Underliers. If a market disruption event with respect to any potential lesser performing underlier occurs or is continuing on a day that would otherwise be the determination date or any averaging date, call observation date or coupon observation date, if any, or such day is not a trading day, then the determination date, the applicable averaging date, the call observation date or the coupon observation date, if any, as applicable, will be postponed as described under “— Determination Date — Notes Linked to the Lesser Performing of Two or More Underliers”, “— Averaging Dates — Notes Linked to the Lesser Performing of Two or More Underliers”,

“— Call Observation Dates — Notes Linked to the Lesser Performing of Two or More Underliers” and “— Coupon Observation Dates — Notes Linked to the Lesser Performing of Two or More Underliers” above. As a result of any of the foregoing, the stated maturity date, coupon payment date, or call payment date, as applicable, for your notes may also be postponed, as described under “ — Stated Maturity Date” or “— Call Payment Dates” above or “Coupon Payments — Coupon Payment Dates” below. If the determination date or any averaging date, call observation date or coupon observation date is postponed due to a market disruption event or non-trading day with respect to one or more of the potential lesser performing underliers, the potential lesser performing closing level for the postponed determination date or any postponed averaging date, call observation date or coupon observation date, as applicable, will be calculated based on (i) the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, of each of the potential lesser performing underliers that is not affected by the market disruption event or non-trading day, if any, on the originally scheduled determination date or the applicable originally scheduled averaging date, call observation date or coupon observation date, as applicable, with respect to each such potential lesser performing underlier, if any, (ii) the closing level and the exchange rate, if applicable, of each of the potential lesser performing underliers that is affected by the market disruption event or non-trading day on the first trading day following the originally scheduled determination date or the applicable originally scheduled averaging date, call observation date or coupon observation date, as applicable, on which no market disruption event exists for that potential lesser performing underlier (provided that, in the case of a potential lesser performing underlier for which an adjusted closing level is applicable, if the unadjusted closing level or the applicable exchange rate was available on the originally scheduled determination date, averaging date, call observation date or coupon observation date, the closing level or exchange rate that was so available shall be used for purposes of calculating the adjusted closing level), and (iii) the calculation agent’s assessment, in its sole discretion, of the closing level of each potential lesser performing underlier (and the exchange rate, if applicable) on the last possible postponed determination date, averaging date, call observation date or coupon observation date, as the case may be, with respect to each potential lesser performing underlier as to which a market disruption event or non-trading day continues through the last possible postponed determination date, averaging date, call observation date or coupon observation date. As a result, this could result in the closing level and the applicable exchange rate, if any, of differing potential lesser performing underliers being determined on different calendar dates. For the avoidance of doubt, once the closing level (or adjusted closing level, if applicable) and the applicable exchange rate, if any, for one or more potential lesser performing underliers is determined for a determination date, averaging date, call observation date or coupon observation date, the occurrence of a later market disruption event or non-trading day will not alter such calculation.

Coupon Payments

The notes may pay a coupon, if any, at a fixed rate, as specified in the applicable pricing supplement. For each coupon period, which will be specified in the applicable pricing supplement, a coupon may accrue at the coupon rate during each coupon observation date during such coupon period. The amount accrued during each coupon period will depend on whether the underlier, basket or potential lesser performing closing level on the applicable coupon observation date is greater than or equal to the coupon trigger level applicable to such coupon period, which will be specified in the applicable pricing supplement. Such a coupon will accrue on the face amount of each of your notes and will be calculated and paid as described in the accompanying prospectus supplement with regard to fixed rate notes, except that the coupons will accrue on a constant basis and that the coupon rate and the coupon payment dates will be those specified in the applicable pricing supplement and, as long as your notes are in global form, the regular record date for each coupon payment date will be the day specified in the accompanying prospectus, unless otherwise specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the coupon payment date scheduled for that date will instead occur on the postponed stated maturity date. No coupon will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Coupon Payment Dates

The coupon payment date or set of coupon payment dates for your notes will be the date or dates specified in the applicable pricing supplement, unless for any such coupon payment date that date is not a business day, in which case such coupon payment date will be postponed to the next following business day.

A coupon payment date will also be postponed if the applicable originally scheduled coupon observation date for your notes, as specified in the applicable pricing supplement, is 3 or 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes and such coupon observation date is postponed as described under “— Coupon Observation Dates” below. In such a case, such coupon payment date will be postponed by the same number of business day(s) from but excluding the applicable originally scheduled coupon observation date to and including the actual coupon observation date. If, however, the applicable originally scheduled coupon payment date for your notes is 10 scheduled business days following the applicable originally scheduled coupon observation date for your notes, any postponement of the coupon observation date will not postpone the applicable coupon payment date.

Coupon Observation Dates

The applicable pricing supplement may specify that coupon observation dates will apply to your notes. In such case, the following rules will apply unless otherwise specified in the applicable pricing supplement. For the consequences of a market disruption event or non-trading day, please see “Consequences of a Market Disruption Event or a Non-Trading Day” in this general terms supplement.

Notes Linked to a Single Underlier. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event occurs or is continuing on such day or such day is not a trading day. In that event, such coupon observation date will be the first following trading day on which the calculation agent determines that a market disruption event does not occur and is not continuing and the closing level (or adjusted closing level, if applicable) will be determined as provided under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Single Underlier” above. If an originally scheduled coupon payment date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, a coupon observation date will not be postponed to a date later than the corresponding originally scheduled coupon payment date or, if the corresponding originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is 10 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days. If a market disruption event occurs or is continuing on the day that is the last possible coupon observation date applicable to the relevant call payment date or such last possible day is not a trading day, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date. If a coupon observation date does not occur on the applicable originally scheduled coupon observation date, such coupon observation date will occur on the latest of the coupon observation dates applicable to the relevant coupon date.

Notes Linked to a Basket of Underliers. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a basket underlier occurs or is continuing on such day or such day is not a trading day with respect to a basket underlier. In that event, such coupon observation date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled coupon observation date, each basket underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the basket underliers for that coupon observation date will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to a Basket of Underliers” above. (In such case, the coupon observation date may differ from the dates on which the levels of one or more basket underliers are determined for the purpose of the calculations to be performed on the coupon observation date.) If an originally scheduled coupon payment date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, the coupon observation date will not be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is 10 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days. On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to a basket underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such basket underlier, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date.

Notes Linked to the Lesser Performing of Two or More Underliers. If the applicable pricing supplement specifies that a coupon or coupons may be paid for your notes, the applicable coupon observation date or dates for your notes in this case will be the date or dates specified in the applicable pricing supplement, unless the calculation agent determines that a market disruption event with respect to a potential lesser performing underlier occurs or is continuing on such day or such day is not a trading day with respect to a potential lesser performing underlier. In that event, such coupon observation date will be the first following trading day on which the calculation agent determines that, on or subsequent to such originally scheduled coupon observation date, each potential lesser performing underlier has had at least one trading day on which no market disruption event has occurred or is continuing and the closing level (or adjusted closing level, if applicable) of each of the potential lesser performing underliers for that coupon observation date will be determined on or prior to the postponed coupon observation date as set forth under “— Consequences of a Market Disruption Event or a Non-Trading Day — Notes Linked to the Lesser Performing of Two or More Underliers” above. (In such case, the coupon observation date may differ from the dates on which the levels of one or more potential lesser performing underliers are determined for the purpose of the calculations to be performed on the coupon observation date). If an originally scheduled coupon payment date for your notes is 3 or 5 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, however, the coupon observation date will not be postponed to a date later than the originally scheduled coupon payment date or, if the originally scheduled stated coupon payment date is not a business day, later than the first business day after the originally scheduled coupon payment date. However, if an originally scheduled coupon payment date for your notes is 10 scheduled business days following the corresponding originally scheduled coupon observation date for your notes, such coupon observation date will not be postponed by more than five scheduled trading days. On such last possible coupon observation date applicable to the relevant coupon payment date, if a market disruption event occurs or is continuing with respect to a potential lesser performing underlier that has not yet had such a trading day on which no market disruption event has occurred or is continuing or if such last possible day is not a trading day with respect to such potential lesser performing underlier, that day will nevertheless be the coupon observation date applicable to the relevant coupon payment date.

Discontinuance or Modification of an Underlier

If, with respect to an underlier that is an index, an underlier sponsor discontinues publication of the applicable underlier or, with respect to an underlier that is an exchange traded fund, the underlier is delisted from the exchange on which the underlier has its primary listing, and such underlier sponsor, if applicable, or anyone else publishes a substitute underlier that the calculation agent determines is comparable to the applicable underlier or if the calculation agent designates a substitute underlier, then the calculation agent will determine the amount payable on a coupon payment date, call payment date or the stated maturity date by reference to the substitute underlier. We refer to any substitute underlier approved by the calculation agent as a successor underlier.

If the calculation agent determines that, with respect to an underlier that is an index, the publication of an underlier is discontinued, or with respect to an underlier that is an exchange traded fund, the underlier is delisted or withdrawn from the exchange on which the underlier has its primary listing, and there is no successor underlier, the calculation agent will determine the amount payable on a coupon payment date, call payment date or the stated maturity date, by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the applicable underlier.

If the calculation agent determines that an underlier, the underlier stocks comprising an underlier or any constituent index of an underlier or the method of calculating an underlier is changed at any time in any respect — including any split or reverse split of the applicable underlier, a material change in the investment objective of an underlier that is an exchange traded fund, any addition, deletion or substitution and any reweighting or rebalancing of the constituent indices, if applicable, or the applicable underlier stocks, and whether the change is made by the applicable underlier sponsor under its existing policies or following a modification of those policies, is due to the publication of a successor underlier, is due to events affecting one or more of the applicable underlier stocks or their issuers, or is due to any other reason — and is not otherwise reflected in the level of the applicable underlier by the applicable underlier sponsor pursuant to the applicable underlier methodology described under “The Underliers” below or in the applicable pricing supplement, then the calculation agent will be permitted (but not required) to make such adjustments in the applicable underlier or the method of its calculation and, in the case of notes linked to a basket of underliers, the applicable weighting multiplier or underlying weightings, as it believes are appropriate to ensure that the underlier, basket or potential lesser performing underlier level used to determine the amount payable on a coupon payment date, call payment date or the stated maturity date is equitable.

All determinations and adjustments to be made by the calculation agent with respect to an underlier may be made by the calculation agent in its sole discretion. The calculation agent is not obligated to make any such adjustments.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding the amount payable on your notes and any other determination as applicable or as specified in the applicable product supplement, if any, and applicable pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to us.

Anti-dilution Adjustments for Exchange Traded Funds

For notes linked to exchange traded funds, the calculation agent will have discretion to adjust the closing level of the underlier, any basket underlier or any potential lesser performing underlier, as applicable, if certain events occur (including those described above under “— Discontinuance or Modification of an Underlier”). Exchange traded funds are registered investment companies that are eligible for trading on the exchanges on which they are listed. Generally, exchange traded funds (other than commodities based exchange traded funds) are subject to regulation under the Investment Company Act of 1940 and are restricted in their activities and have dividend requirements. In the event that any event other than a delisting or withdrawal from the relevant exchange occurs with respect to an exchange traded fund that is an underlier, the calculation agent shall determine whether and to what extent an adjustment should be made to the level of the underlier or any other term. The calculation agent shall have no obligation to make an adjustment for any such event.

Interest Payments

Your notes may bear interest if so specified in the applicable pricing supplement. Interest will accrue on the face amount of your notes and will be calculated and paid as described in the accompanying prospectus with regard to fixed rate notes or floating rate notes, except that the interest rate and the interest payment dates will be those specified in the applicable pricing supplement. If the stated maturity date does not occur on the date specified in the applicable pricing supplement, however, the interest payment date scheduled for that date will instead occur on the postponed stated maturity date. No interest will accrue from and including the originally scheduled stated maturity date to and including the postponed stated maturity date, if the stated maturity date is so postponed.

Our Redemption Right

Redemption Right

If so specified in the applicable pricing supplement, we may, at our sole option, redeem your notes on or after the initial redemption date, in whole or in part, for mandatory exchange into cash at the redemption price specified in the applicable pricing supplement. If we elect to redeem your notes, we will pay you for each face amount of your notes to be redeemed an amount in cash equal to the redemption price on the redemption date in exchange for your notes to be redeemed, and no payment on your notes so redeemed will be made thereafter.

Redemption Date. If we elect to exercise our redemption right, we will specify the redemption date in the notice of redemption. We may specify (i) any scheduled trading day on or after the initial redemption date or (ii) the stated maturity date (whether or not it is a scheduled trading day) as the redemption date, unless otherwise specified in the applicable pricing supplement.

Redemption Price. If we elect to exercise our redemption right, we will specify (i) an amount in cash or (ii) a formula by which an amount in cash may be determined as the redemption price in the notice of redemption. The redemption price will never be less than the face amount of your notes.

Notice of Redemption. If we elect to exercise our redemption right, we will deliver a notice of redemption at least 30 but not more than 60 calendar days prior to the redemption date, unless otherwise specified in the applicable pricing supplement.

Price Dependent Redemption Right

If so specified in the applicable pricing supplement, we may have the option to redeem the notes, in whole or in part, for mandatory exchange into cash during the price dependent redemption period (as defined below), which we can exercise at our sole discretion only if the closing level of an underlier or the basket closing level, as applicable, on the trading day immediately preceding the redemption notice date (as defined below) is greater, less than or equal to the upper or lower threshold level specified in such pricing supplement. If we elect to redeem your notes in such cases, your notes to be redeemed will be mandatorily exchanged for cash as described under the subsection entitled “— Redemption Right” above.

Price Dependent Redemption Period. If we elect to exercise our price dependent redemption right, the applicable pricing supplement will specify the period during which the mandatory exchange of your notes to be redeemed for cash may be effected.

Redemption Notice Date. The redemption notice date is the date the notice of redemption is delivered to the holder of your notes and the trustee. If we elect to exercise our price dependent redemption right, the redemption notice date must fall within the price dependent redemption period, unless otherwise specified in the applicable pricing supplement.

Defeasance, Default Amount, Other Terms

Neither full defeasance nor covenant defeasance will apply to your notes. The following will apply to your notes:

•	the default amount will be payable on any acceleration of the maturity of your notes as described under “— Special Calculation Provisions” below;

•	if your notes are linked to an underlier that is an exchange traded fund, anti-dilution provisions will apply to your notes as described under “— Anti-dilution Adjustments for Exchange Traded Funds” above;

•	a business day for your notes will have the meaning described under “— Special Calculation Provisions” below; and

•	a trading day for your notes will have the meaning described under “— Special Calculation Provisions” below.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to GS Finance Corp. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Default Amount on Acceleration

If an event of default occurs and the maturity of your notes is accelerated, we will pay the default amount in respect of the principal of your notes at the maturity. We describe the default amount under “— Special Calculation Provisions” below.

For the purpose of determining whether the holders of our Series E medium-term notes, which include the notes, are entitled to take any action under the indenture, we will treat the outstanding face amount of each note as the outstanding principal amount of that note. Although the terms of the notes differ from those of the other Series E medium-term notes, holders of specified percentages in principal amount of all Series E medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series E medium-term notes, including the notes, except with respect to certain Series E medium-term notes if the terms of such notes specify that the holders of specified percentages in principal amount of all of such notes must also consent to such action. This action may involve changing some of the terms that apply to the Series E medium-term notes, accelerating the maturity of the Series E medium-term notes after a default or waiving some of our obligations under the indenture. In addition, certain changes to the indenture and the notes that only affect certain debt securities may be made with the approval of holders of a majority in principal amount of such affected debt securities. We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “— Modification of the Debt Indentures and Waiver of Covenants”.

Manner of Payment

Any payment on your notes at maturity or upon redemption will be made to an account designated by the holder of your notes and approved by us, or at the office of the trustee in New York City, but only when your notes are surrendered to the trustee at that office. If the applicable pricing supplement specifies that your notes bear interest, we may pay interest due on any interest payment date by check mailed to the person who is the holder on the regular record date. We also may make any payment in accordance with the applicable procedures of the depositary.

Modified Business Day

As described in the accompanying prospectus, any payment on your notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date. For your notes, however, the term business day has a different meaning than it does for other Series E medium-term notes. We discuss this term under “— Special Calculation Provisions” below.

Special Calculation Provisions

Business Day

When we refer to a business day with respect to your notes, we mean a day that is a New York business day of the kind described in the accompanying prospectus, unless otherwise specified in the applicable pricing supplement.

Trading Day

When we refer to a trading day with respect to any underlier described herein that is an index other than the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index, we mean a day on which (i) the respective principal securities markets for all of the underlier stocks that comprise such underlier are open for trading, (ii) the underlier sponsor for such underlier is open for business and (iii) such underlier is calculated and published by the applicable underlier sponsor, unless otherwise specified in the applicable pricing supplement. Although an underlier sponsor may publish an underlier level with respect to the applicable underlier on a day when one or more of the principal securities markets for the underlier stocks for the applicable underlier are closed, that day would not be a trading day for purposes of the applicable underlier.

When we refer to a trading day with respect to the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index, we mean a day on which the MSCI EAFE Index, MSCI Emerging Markets Index or the EURO STOXX 50® Index, as the case may be, is calculated and published by the underlier sponsor, unless otherwise specified in the applicable pricing supplement. Therefore, in the case of the MSCI EAFE Index or MSCI Emerging Markets Index, a day would be a trading day regardless of whether one or more of the principal securities markets for the underlier stocks for that index are closed on that day, if the underlier sponsor publishes that index level on that day. Similarly, in the case of the EURO STOXX 50® Index, a day would be a trading day regardless of whether one or more of the principal securities markets for the underlier stocks for the EURO STOXX 50® Index are closed on that day, if the underlier sponsor publishes the EURO STOXX 50® Index level on that day.

With respect to any underlier that is an index that is not described in this general terms supplement, the applicable pricing supplement will specify the definition of trading day that will be applicable to your notes.

When we refer to a trading day with respect to any underlier that is an exchange traded fund, we mean a day on which (i) the exchange on which such underlier has its primary listing is open for trading and (ii) the price of one share of the underlier is quoted by the exchange on which such underlier has its primary listing.

Closing Level

Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an index (other than the Russell 2000® Index), the closing level on any trading day will be the official closing level of the underlier or any successor underlier published by the underlier sponsor on such trading day for such underlier. Unless otherwise specified in the applicable pricing supplement, with respect to the Russell 2000® Index, the closing level on any trading day will be the closing level of the

Russell 2000® Index or any successor underlier reported by Bloomberg Financial Services, or any successor reporting service we may select, on such trading day for the Russell 2000® Index. Currently, whereas the underlier sponsor publishes the official closing level of the Russell 2000® Index to six decimal places, Bloomberg Financial Services reports the closing level of the Russell 2000® Index to fewer decimal places. As a result, the closing level of the Russell 2000® Index reported by Bloomberg Financial Services may be lower or higher than the official closing level of the Russell 2000® Index published by the underlier sponsor.

Unless otherwise specified in the applicable pricing supplement, with respect to any underlier that is an exchange traded fund, the closing level on any trading day will equal the closing sale price or last reported sale price, regular way, for the underlier, on a per-share or other unit basis:

•	on the principal national securities exchange on which that underlier is listed for trading on that day, or

•	if the underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the underlier is not listed or traded as described above, then the closing price for that underlier on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Level of the Underlier

With respect to an underlier that is an index, the level of the underlier at any time on any trading day will be official level of the underlier or any successor underlier published by the underlier sponsor at any time on any trading day.

With respect to an underlier that is an exchange traded fund, the level of the underlier at any time on any trading day will be the sale price, regular way, for the underlier, on a per-share or other unit basis:

•	on the principal national securities exchange on which that underlier is listed for trading on that day, or

•	if the underlier is not listed on any national securities exchange on that day, on any other U.S. national market system that is the primary market for the trading of that underlier.

If the underlier is not listed or traded as described above, then the sale price for that underlier at any time on any day will be the average, as determined by the calculation agent, of the bid prices for the underlier obtained from as many dealers in that underlier selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates.

Market Disruption Event

With respect to any given trading day, any of the following will be a market disruption event with respect to an underlier that is an index:

•	a suspension, absence or material limitation of trading in underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier on their respective primary markets, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	a suspension, absence or material limitation of trading in option or futures contracts, if available, relating to the applicable underlier or any constituent index of such underlier or to underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier in the respective primary markets for those contracts, in each case for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier, or option or futures contracts, if available, relating to the applicable underlier or any constituent index of such underlier, or to underlier stocks constituting 20% or more, by weight, of the applicable underlier or any constituent index of such underlier do not trade on what were the respective primary markets for those underlier stocks or contracts, as determined by the calculation agent in its sole discretion, and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” in the applicable product supplement, if any, or applicable pricing supplement.

The following events will not be market disruption events with respect to an underlier that is an index:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in the option or futures contracts relating to the applicable underlier or any constituent index of such underlier or to any underlier stock.

For this purpose, an “absence of trading” in the primary securities market on which an underlier stock, or on which option or futures contracts, if available, relating to any underlier or any constituent index of such underlier or to any underlier stock are traded will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in an underlier stock or in option or futures contracts, if available, relating to any underlier or any constituent index of such underlier or to any underlier stock in the primary market for that stock or those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to that underlier stock or those contracts, or

•	a disparity in bid and ask quotes relating to that underlier stock or those contracts,

will constitute a suspension or material limitation of trading in that underlier or those contracts in that market.

For purposes of this subsection entitled “— Market Disruption Event”, a “constituent index of an underlier” with respect to the MSCI EAFE Index or MSCI Emerging Markets Index refers to the component country indices that comprise the MSCI EAFE Index or MSCI Emerging Markets Index. For any other underlier, the applicable pricing supplement will specify the constituent indices of the underlier, if any, that comprise or underlie the underlier or basket underliers to which your notes may be linked.

The following events will be market disruption events with respect to an underlier that is an exchange traded fund:

•	a suspension, absence or material limitation of trading in the underlier on its primary market for more than two consecutive hours of trading or during the one half-hour before the close of trading in that market, as determined by the calculation agent in its sole discretion,

•	a suspension, absence or material limitation of trading in option or futures contracts relating to the underlier in the primary market for those contracts for more than two consecutive hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion, or

•	the underlier does not trade on what was the primary market for the underlier, as determined by the calculation agent in its sole discretion,

and, in the case of any of these events, the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” in the applicable product supplement, if any, or applicable pricing supplement.

The following events will not be market disruption events with respect to an underlier that is an exchange traded fund:

•	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market, and

•	a decision to permanently discontinue trading in option or futures contracts relating to the underlier.

For this purpose, an “absence of trading” in the primary securities market on which shares of the underlier are traded, or on which option or futures contracts, if available, relating to the underlier are traded, will not include any time when that market is itself closed for trading under ordinary circumstances. In contrast, a suspension or limitation of trading in shares of the underlier or in option or futures contracts, if available, relating to the underlier in the primary market for that underlier or those contracts, by reason of:

•	a price change exceeding limits set by that market, or

•	an imbalance of orders relating to the shares of the underlier or those contracts, or

•	a disparity in bid and ask quotes relating to the shares of the underlier or those contracts,

will constitute a suspension or material limitation of trading in shares of the underlier or those contracts in that market.

The following will be a market disruption event with respect to underliers that are denominated in currencies other than U.S. dollars or the underlying stocks of which trade in currencies other than U.S. dollars if such underliers are adjusted to reflect their U.S. dollar value:

•	with respect to the exchange rate applicable to such underlier or underlying stocks, a market disruption event will occur when the exchange rate is not available as specified in the applicable pricing supplement if the calculation agent determines in its sole discretion that the event could materially interfere with the ability of GS Finance Corp. or any of its affiliates or a similarly situated party to unwind all or a material portion of a hedge that could be effected with respect to the notes. For more information about hedging by GS Finance Corp. and/or any of its affiliates, see “Use of Proceeds” and “Hedging” in the applicable product supplement, if any, or applicable pricing supplement.

A market disruption event with respect to one or more basket underliers or potential lesser performing underliers will not, by itself, constitute a market disruption event for the remaining unaffected basket underlier or underliers.

As is the case throughout this general terms supplement, references to an underlier in this description of market disruption events includes the applicable underlier, basket underliers or potential lesser performing underliers and any successor underlier as it may be modified, replaced or adjusted from time to time.

Default Amount

The default amount for your notes on any day (except as provided in the last sentence under “— Default Quotation Period” below) will be an amount, in the specified currency for the principal of your notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to your notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to your notes. That cost will equal:

•	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

•	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holder of your notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for your notes, which we describe below, the holder and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period. The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

•	no quotation of the kind referred to above is obtained, or

•	every quotation of that kind obtained is objected to within five business days after the due day as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two-business-day objection period have not ended before the determination date, then the default amount will equal the principal amount of your notes.

Qualified Financial Institutions. For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and that is, or whose securities are, rated either:

•	A-1 or higher by Standard & Poor’s Ratings Services, or any successor, or any other comparable rating then used by that rating agency, or

•	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

THE UNDERLIERS

All information contained in this general terms supplement and the applicable pricing supplement regarding any underlier, basket underlier or potential lesser performing underlier, including, without limitation, its make-up, its method of calculation (if applicable) and changes in its components and its historical closing values, is derived from information prepared by the applicable underlier sponsor. Such information reflects the policies of, and is subject to change by, the applicable underlier sponsor. Each underlier or basket underlier is calculated and maintained by its respective underlier sponsor. Neither GS Finance Corp., The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, has participated in the preparation of such documents or made any due diligence inquiry with respect to any underlier, basket underlier, potential lesser performing underlier or underlier sponsor in connection with the offering of the notes. In connection with the offering of the notes, neither GS Finance Corp., The Goldman Sachs Group, Inc. nor Goldman, Sachs & Co., in its role as calculation agent, makes any representation that such information regarding any underlier, basket underlier, potential lesser performing underlier or underlier sponsor is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date of any offering of notes (including events that would affect the accuracy or completeness of the information described in this general terms supplement or in the applicable pricing supplement) that would affect the value of any underlier, basket underlier or potential lesser performing underlier have been publicly disclosed. Subsequent disclosure of any such events could affect the value received at maturity or on any redemption date with respect to the notes and therefore the market value of the notes.

Our affiliates may presently or from time to time engage in business with one or more of the issuers of the underlier stocks of any underlier, basket underlier or potential lesser performing underlier without regard to your interests, including extending loans to or entering into loans with, or making equity investments in, one or more of such issuers or providing advisory services to one or more of such issuers, such as merger and acquisition advisory services. In the course of our affiliates’ business, we or our affiliates may acquire non-public information about one or more of such issuers and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, our affiliates from time to time have published and in the future may publish research reports with respect to such issuers. These research reports may or may not recommend that investors buy or hold the securities of such issuers. As a prospective purchaser of notes, you should undertake an independent investigation of the applicable underlier, basket underlier or potential lesser performing underliers or of the issuers of the underlier stocks of the applicable underlier, basket underliers or potential lesser performing underliers to the extent required, in your judgment, to allow you to make an informed decision with respect to an investment in any notes.

In this general terms supplement and the applicable product supplement, if any, and/or pricing supplement, unless the context requires otherwise, references to any underlier or basket underlier listed below will include any successor underlier to such underlier, basket underlier or potential lesser performing underlier and references to the underlier sponsor will include any successor thereto.

Some Initial and Common Concepts

An equity index is a hypothetical calculation of stocks that fit certain selection criteria and are selected for inclusion in the index by the index sponsor. One example might be an index that seeks to include all of the large capitalization stocks traded on the stock market in a certain country or region. The value of an index is calculated using a methodology developed by the index sponsor. Typically, the closing prices of each of the stocks included in the index on each trading day are the basis for the index level. Although it is not possible to invest directly into an index, buying an index-linked product such as an index-linked note allows an investor to gain exposure to the performance of the relevant portions of a stock market or markets without owning all of the stocks that underlie the index.

Some indices limit themselves to companies having a certain size of market capitalization, as described below. You will see these terms in the descriptions below.

—	Large cap — a company with a large market capitalization (market capitalization is the number of shares outstanding, which may be adjusted to exclude certain shares, multiplied by the stock’s trading price) relative to other common stocks traded within the same market

—	Mid cap — a company with a market capitalization that is with range of the median relative to other common stocks traded within the same market

—	Small cap — a company with a small market capitalization relative to large cap and mid cap common stocks traded within the same market

—	Developed market — a developed, high income country with a formally regulated equity market that is characterized by having developed custody settlement mechanisms, dealing landscape and a relatively high total market capitalization; decisions on whether a market is developed, emerging or otherwise, and as to other categorization matters, are made by the underlier sponsor only and not by us or our affiliates

—	Emerging market — a developing country that is in the process of rapid industrialization with an income level that is generally less than developed countries and an equity market with reasonable or advanced market infrastructure.

The companies included in each of the underliers, whether the underlier is an index or an ETF, may be divided into industry sectors by the applicable underlier sponsor. Sector designations are determined by the underlier sponsor using criteria it has selected or developed. Any underlier sponsor may use very different standards from another underlier sponsor to determine sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between underliers with different underlier sponsors may reflect differences in methodology as well as actual differences in the sector composition of the underliers.

An exchange traded fund (“ETF”) attempts to track the performance of a particular index and actually purchases many of the stocks in the index and holds them. The ETF may or may not hold all of the stocks in the underlying index. The ETF itself is typically listed on the New York Stock Exchange and has a trading price like a stock. Unlike an index, it is possible to invest directly in an ETF by buying the shares of the ETF. The trading price is usually, although not always, closely correlated with the net asset value of the assets held by the ETF (which are the stocks underlying the index the ETF tracks).The investment objective of the ETFs in the basket is to achieve investment results that correspond generally to the price and yield performance, before fees and expenses, of the underlying index. That type of ETF, sometimes called a “tracking ETF,” uses a passive or indexing approach to try to achieve the ETF’s investment objective. The ETF has an investment adviser, but the adviser does not try to outperform the index. This means, among other things, that a tracking ETF typically will not sell a particular holding just because it is performing poorly. Instead, the ETF seeks to track the index regardless of whether the index level is increasing or decreasing. The investment adviser makes decisions, subject to the ETF’s applicable limitations, about the stocks and other investments to be held by ETF in order to track the index. The investment adviser charges fees that impact the price of the ETF’s shares, as do transaction and other costs relating to the trading of the portfolio.

ETFs are registered investment companies and file information with the SEC. Information provided to or filed with the SEC can be inspected and copied at the public reference facilities maintained by the SEC or through the SEC’s website at www.sec.gov. The descriptions below will provide the “CIK number” for the ETFs, which is an identifying number that will assist you in finding information about them filed with the SEC.

The ETFs also have certain concepts in common with each other. We have described some of these common concepts below.

Tracking Error

The difference between the performance of an ETF over a period of time and the performance of the index over such period of time is called the “tracking error” over that period of time. This is typically measured as the difference between the ETF’s returns and the index returns over the same period of time. This is also sometimes referred to as the “correlation” between the index and the ETF . An index and ETF are perfectly correlated if the correlation is 1.00 (i.e., the tracking error is 0.00%). Tracking errors can result for a variety of reasons, but one of the common reasons is that an index is a theoretical financial calculation of the performance of certain assets, but an ETF holds an actual investment portfolio. The description of the ETF(s) to which your notes are linked, either below or in the accompanying pricing supplement, will discuss some of the additional reasons for tracking errors and provide information about the tracking error or information about the performance of the index and the performance of the ETF for the same period.

Creation Units

Prior to trading in the secondary market, shares of an ETF are issued at net asset value to certain institutional investors (typically market makers or other broker-dealers) only in large block-size units, known as creation units. As a practical matter, only institutions, market makers or large investors purchase or redeem creation units. Except when aggregated in creation units (or upon the liquidation of an ETF), shares of the ETFs are not redeemable securities. The description of the ETF(s) to which your notes are linked, either below or in the accompanying pricing supplement, describe the size of the creation units for the ETFs . For most investors, the important thing to know is that redemptions of creation units may cause temporary dislocations in tracking errors.

Indicative Values, Net Asset Value and Share Prices

ETFs calculate a net asset value, or NAV, at the end of each trading day. This value represents the value of their respective assets less any applicable fees and expenses. The actual trading price of an ETF’s shares in the secondary market generally differs (and may deviate significantly during periods of market volatility) from the ETF’s daily net asset value. This is because the trading price is affected by market forces such as supply and demand, economic conditions and other factors.

ETFs are required for regulatory reasons to disseminate an approximate net asset value, often called an “indicative value,” every fifteen seconds throughout the trading day. These indicative values are disseminated by information providers or market data vendors. These approximate or indicative values should not be viewed as a “real-time” update of the net asset value, because the approximate value may not be calculated in the same manner as the net asset value, which is computed once a day. The approximate value is generally based on quotes and closing prices from the securities’ local market and may not reflect events that occur subsequent to the local market’s close. The approximate value may not calculated by the ETF and may not be calculated using the same methodology. In any event, for purposes of your notes, the trading prices of the shares of the ETFs will be based on the trading prices alone (subject to adjustment) and not the NAV or these approximate values.

Additional Information

No underlier sponsor is under any obligation to continue to publish or sponsor and underlier and may discontinue it at any time. Additional information regarding underliers may be obtained from other sources including, but not limited to, press releases, newspaper articles, other publicly available documents, and underlier sponsor websites. We are not incorporating by reference any underlier sponsor website, the sources listed above or any material they include in this general terms supplement or any applicable pricing supplement.

Licensing

Unless otherwise specified in the applicable pricing supplement, GS Finance Corp. or its affiliate has contracted or, to the extent required, will seek to acquire a contract with the sponsor or publisher of the index or indices to which your notes may be linked for the rights to use such index or indices and certain associated trademarks or service marks for each index. GS Finance Corp. or its affiliate generally obtains these licenses either on an individual basis for a particular offering of notes or for a term of years. Although each of GS Finance Corp. and its affiliates anticipates that it will continue to enter into and renew such licenses, any such license could be terminated upon the occurrence of certain events in the future.

S&P 500® Index

The S&P 500® Index, which we also refer to herein as the “index”:

—	is an equity index, and therefore cannot be invested in directly;

—	does not file reports with the SEC because it is not an issuer;

—	was first launched on March 4, 1957 based on an initial value of 10 from 1941-1943; and

—	is sponsored by S&P Dow Jones Indices LLC (“S&P”).

The S&P 500® Index includes a representative sample of 500 companies in leading industries of the U.S. economy. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on the NYSE. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. The S&P 500® Index is calculated, maintained and published by S&P and is part of the S&P Dow Jones Indices family of indices. Additional information is available on the following websites: http://us.spindices.com/indices/equity/sp-500 and http://www.spdji.com/.

S&P intends for the S&P 500® Index to provide a performance benchmark for the large-cap U.S. equity markets. Constituent changes are made on an as-needed basis and there is no schedule for constituent reviews. Constituent changes are generally announced one to five business days prior to the change. Relevant criteria for additions to the S&P 500® Index that are employed by S&P include: the company proposed for addition should have an unadjusted market capitalization of $5.3 billion or more; the ratio of annual dollar value traded in the proposed constituent to float adjusted market capitalization of that company should be 1.00 or greater; the company should trade a minimum of 250,000 shares in each of the six months leading up to the evaluation date; the company must be a U.S. company (characterized as a Form 10-K filer, a company whose U.S. portion of fixed assets and revenues constitutes a plurality of the total, a company with a primary listing of the common stock on the NYSE (including NYSE Arca and NYSE MKT), the NASDAQ Global Select Market, the NASDAQ Select Market or the NASDAQ Capital Market and a corporate governance structure consistent with U.S. practice); the proposed constituent has a public float of 50% or more of its stock; the inclusion of the company will contribute to sector balance in the index relative to sector balance in the market as a whole; financial viability (the sum of the most recent four consecutive quarters’ as-reported earnings should be positive as should the most recent quarter and operationally justifiable leverage for the proposed constituent’s industry and business model); and, for IPOs, a seasoning period of six to twelve months. Certain types of securities are always excluded, including business development companies (BDCs), limited partnerships, master limited partnerships, OTC bulletin board issues, closed-end funds, ETFs, ETNs, royalty trusts, tracking stocks, preferred and convertible preferred stock, unit trusts, equity warrants, convertible bonds, investment trusts, rights, American depositary receipts (ADRs), American depositary shares (ADSs) and master limited partnership investment trust units. Stocks are deleted from the S&P 500® Index when they are involved in mergers, acquisitions or significant restructurings such that they no longer meet the inclusion criteria, and when they substantially violate one or more of the addition criteria. Companies that experience a trading halt may be retained or deleted in S&P’s discretion. S&P evaluates additions and deletions with a view to maintaining S&P 500® Index continuity.

S&P divides the 500 companies included in the S&P 500® Index into ten Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

Calculation of the S&P 500® Index

The S&P 500® Index is calculated using a base-weighted aggregate methodology. This discussion describes the “price return” calculation of the S&P 500® Index. The applicable pricing supplement will describe the calculation if the underlier for your notes is not the price return calculation. The value of the S&P 500® Index on any day for which an index value is published is determined by a fraction, the numerator of which is the aggregate of the market price of each stock in the S&P 500® Index times the number of shares of such stock included in the S&P 500® Index, and the denominator of which is the divisor, which is described more fully below. The “market value” of any underlier stock is the product of the market price per share of that stock times the number of the then-outstanding shares of such underlier stock that are then included in the S&P 500® Index .

The S&P 500® Index is also sometimes called a “base-weighted index” because of its use of a divisor. The “divisor” is a value calculated by S&P that is intended to maintain conformity in index values over time and is adjusted for all changes in the underlier stocks’ share capital after the “base date” as described below. The level of the S&P 500® Index reflects the total market value of all underlier stocks relative to the index’s base date of 1941-43.

In addition, the S&P 500® Index is float-adjusted, meaning that the share counts used in calculating the S&P 500® Index reflect only those shares available to investors rather than all of a company’s outstanding shares. S&P seeks to exclude shares held by certain shareholders concerned with the control of a company, a group that generally includes the following: officers and directors, private equity, venture capital, special equity firms, publicly traded companies that hold shares in another company, strategic partners, holders of restricted shares, employee stock ownership plans, employee and family trusts, foundations associated with the company, holders of unlisted share classes of stock, government entities at all levels (except government retirement or pension funds) and any individual person who controls a 5% or greater stake in a company as reported in regulatory filings (collectively, “control holders”). To this end, S&P excludes all share-holdings (other than mutual funds, exchange traded fund providers, asset managers, pension plans and other institutional investors) with a position greater than 5% of the outstanding shares of a company from the float-adjusted share count to be used in S&P 500® Index calculations. Although global consistency is preferred wherever possible, in jurisdictions where companies report holdings of higher than 5% and no holdings data at the 5% threshold is available, the float calculation will be based on the reporting level required in the non-U.S. jurisdiction.

The exclusion is accomplished by calculating an Investable Weight Factor (IWF) for each stock that is part of the numerator of the float-adjusted index fraction described above:

IWF = (available float shares)/(total shares outstanding)

where available float shares is defined as total shares outstanding less shares held by control holders. In most cases, an IWF is reported to the nearest one percentage point.

Maintenance of the S&P 500® Index

In order to keep the S&P 500® Index comparable over time S&P engages in an index maintenance process. The S&P 500® Index maintenance process involves changing the constituents as discussed above, and also involves maintaining quality assurance processes and procedures, adjusting the number of shares used to calculate the S&P 500® Index, monitoring and completing the adjustments for company additions and deletions, adjusting for stock splits and stock dividends and adjusting for other corporate actions. In addition to its daily governance of indices and maintenance of the S&P 500® Index methodology, at least once within any 12 month period, the S&P Index Committee reviews the S&P 500® Index methodology to ensure the S&P 500® Index continues to achieve the stated objective, and that the data and methodology remain effective. The S&P Index Committee may at times consult with investors, market participants, security issuers included in or potentially included in the S&P 500® Index, or investment and financial experts.

Divisor Adjustments

The two types of adjustments primarily used by S&P are divisor adjustments and adjustments to the number of shares (including float adjustments) used to calculate the S&P 500® Index. Set forth below is a table of certain corporate events and their resulting effect on the divisor and the share count. If a corporate event requires an adjustment to the divisor, that event has the effect of altering the market value of the affected underlier stock and consequently of altering the aggregate market value of the underlier stocks following the event. In order that the level of the S&P 500® Index not be affected by the altered market value (which could be an increase or decrease) of the affected underlier stock, S&P derives a new divisor by dividing the post-event market value of the underlier stocks by the pre-event index value, which has the effect of reducing the S&P 500® Index’s post-event value to the pre-event level.

Changes to the Number of Shares of a Constituent

The index maintenance process also involves tracking the changes in the number of shares included for each of the index companies. The timing of adjustments to the number of shares depends on the type of event causing the change, public availability of data, local market practice, and whether the change represents more than 5% of the float-adjusted share count. Changes as a result of mergers or acquisitions are implemented when the transaction occurs, regardless of the size of the change to the number of shares. At S&P’s discretion, however, de minimis merger and acquisition changes may be accumulated and implemented with the updates made at the quarterly share updates as described below. Changes in a constituent’s float-adjusted shares of 5% or more due to public offerings, tender offers, Dutch auctions or exchange offers are implemented as soon as reasonably possible. Other changes of 5% or more are made weekly and are announced after the market close on Fridays for implementation after the close of trading on the following Friday. For smaller changes, on the third Friday of the last month in each calendar quarter, S&P updates the share totals of companies in the S&P 500® Index as required by any changes in the float-adjusted number of shares outstanding. S&P implements a share freeze the week leading to the effective date of the quarterly share count updates. During this frozen period, shares are not changed except for certain corporate action events (merger activity, stock splits, rights offerings and certain share dividend payable events). After the float-adjusted share count totals are updated, the divisor is adjusted to compensate for the net change in the total market value of the S&P 500® Index. In addition, any changes over 5% in the current common shares outstanding for the index companies are carefully reviewed by S&P on a weekly basis, and when appropriate, an immediate adjustment is made to the divisor.

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the S&P 500® Index. Certain corporate actions require S&P to recalculate the share count or the float adjustment or to make an adjustment to the divisor to prevent the value of the S&P 500® Index from changing as a result of the corporate action. This helps ensure that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index. Several types of corporate actions, and their related adjustments, are listed in the table below.

Corporate Action	Share Count Revision Required?	Divisor Adjustment Required?
Stock split	Yes – share count is revised to reflect new count.	No – share count and price changes are off-setting
Change in shares outstanding (secondary issuance, share repurchase and/or share buy-back)	Yes – share count is revised to reflect new count.	Yes – divisor adjustment reflects change in market capitalization
Spin-off if spun-off company is not being added to the S&P 500® Index	No	Yes – divisor adjustment reflects decline in index market value (i.e. value of the spun-off unit)
Spin-off if spun-off company is being added to the S&P 500® Index and no company is being removed	No	No
Spin-off if spun-off company is	No	Yes – divisor adjustment reflects

being added to the S&P 500® Index and another company is being removed		deletion
Special dividends	No	Yes – calculation assumes that share price drops by the amount of the dividend; divisor adjustment reflects this change in index market value
Change in IWF	No	Yes – divisor change reflects the change in market value caused by the change to an IWF
Company added to or deleted from the S&P 500® Index	No	Yes – divisor is adjusted by the net change in market value
Rights Offering	No	Yes – divisor adjustment reflects increase in market capitalization (calculation assumes that offering is fully subscribed at the set price)

Recalculation Policy

S&P reserves the right to recalculate and republish the S&P 500® Index under certain limited circumstances. S&P may recalculate and republish the S&P 500® Index if it determines that the S&P 500® Index is incorrect or inconsistent within two trading days of the publication of the index level because of an incorrect or revised closing price, missed corporate event, late announcement of a corporate event, incorrect application of corporate action or index methodology or for such other extraordinary circumstances that the S&P Index Committee determines is necessary to reduce or avoid a possible market impact or disruption.

Calculations and Pricing Disruptions

Closing levels for the S&P 500® Index are calculated by S&P based on the closing price of the individual constituents of the index as set by their primary exchange. Closing prices are received by S&P from one of its third party vendors and verified by comparing them with prices from an alternative vendor. The vendors receive the closing price from the primary exchanges. Real-time intraday prices are calculated similarly without a second verification. If there is a failure or interruption on one or more exchanges, real time calculations switch to the “Composite Tape” for all securities listed on the affected exchange and an announcement is published on the S&P Dow Jones Indices Web site at www.spdji.com. If the interruption is not resolved before the market close and the exchange(s) in question publishes a list of closing prices, those prices are used. If no list is published, the last trade as of 4 p.m. Eastern Time on the “Composite Tape” is used (or the previous close adjusted for corporate actions if no intraday trades were reported). A notice is published on the S&P Web site at www.spdji.com indicating any changes to the prices used in S&P 500® Index calculations. In extreme circumstances, S&P may decide to delay index adjustments or not publish the S&P 500® Index. Real-time indices are not restated.

Unscheduled Market Closures

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, S&P will calculate the closing price of the S&P 500® Index based on (1) the closing prices published by the exchange, or (2) if no closing price is available, the last regular trade reported for each stock before the exchange closed. If the exchange fails to open due to unforeseen circumstances, S&P treats this closure as a standard market holiday. The S&P 500® Index will use the prior day’s closing prices and shifts any corporate actions to the following business day. If all exchanges fail to open or in other extreme circumstances, S&P may determine not to publish the S&P 500® Index for that day.

License Agreement between S&P and GS Finance Corp.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC, and has been licensed for use by GS Finance Corp. (“Goldman”). Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC; Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”) and these trademarks have been licensed for use by S&P Dow Jones Indices LLC and sublicensed for certain purposes by Goldman. Goldman’s notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, Standard & Poor’s Financial Services LLC or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P 500® Index to track general market performance. S&P Dow Jones Indices’ only relationship to Goldman with respect to the S&P 500® Index is the licensing of the S&P 500® Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® Index is determined, composed and calculated by S&P Dow Jones Indices without regard to Goldman or the notes. S&P Dow Jones Indices have no obligation to take the needs of Goldman or the owners of the notes into consideration in determining, composing or calculating the S&P 500® Index. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the S&P 500® Index will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE S&P 500® INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY GOLDMAN, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P 500® INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND GOLDMAN, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

MSCI Indices

The MSCI EAFE Index, MSCI Singapore Free Index, MSCI Taiwan Index and MSCI Emerging Markets Index (each, an “index” and, collectively, the “MSCI Indices”):

—	are equity indices, and therefore cannot be invested in directly;

—	do not file reports with the SEC because they are not issuers; and

—	are sponsored, calculated, published and disseminated daily by MSCI Inc., which we refer to as “MSCI”, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.

The MSCI EAFE Index, MSCI Singapore Free Index, MSCI Taiwan Index and MSCI Emerging Markets Index are all free float adjusted market capitalization indices and are part of the MSCI Global Investable Market Indices, the methodology of which is described below. The indices are considered “standard” indices, which means they consist of all eligible large capitalization and mid-capitalization stocks, as determined by MSCI, in the relevant market. Additional information about the MSCI Global Investable Market Indices is available on the following website: http://www.msci.com/products/indices/country_and_regional/em/methodology.html. Daily closing price information for the MSCI Indices is available on the following website: http://www.mscibarra.com/products/indices/international_equity_indices/performance.html.

MSCI EAFE Index. The MSCI EAFE Index is intended to provide performance benchmarks for the developed equity markets in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The constituent stocks of the MSCI EAFE Index are derived from the constituent stocks in the 21 MSCI standard single country indices for the developed market countries listed above. The MSCI EAFE Index has a base date of December 31, 1969.

MSCI divides the companies included in the MSCI EAFE Index into ten Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

MSCI Singapore Free Index. The MSCI Singapore Free Index is a developed market index that is designed to measure the market performance of equity securities in Singapore. The constituent stocks of the MSCI Singapore Free Index are selected from an eligible universe of equity securities listed on the Singapore Stock Exchange that includes companies listed on the Singapore Exchange Mainboard and SESDAQ market segments. Eligible classes of securities include ordinary shares and business trusts. The MSCI Singapore Free Index has a base date of December 31, 1987.

MSCI divides the companies included in the MSCI Singapore Free Index into five Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Financials, Industrials and Telecommunication Services.

MSCI Taiwan Index. The MSCI Taiwan Index is an emerging market index that is designed to measure the market performance of equity securities in Taiwan. The constituent stocks of the MSCI Taiwan Index are selected from an eligible universe of stocks listed on the Taiwan Stock Exchange and the GreTai Securities Market. Eligible classes of securities include common shares and preferred shares that exhibit characteristics of equity securities. The MSCI Taiwan Index has a base date of December 31, 1987.

MSCI divides the companies included in the MSCI Taiwan Index into nine Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials and Telecommunication Services.

MSCI Emerging Markets Index. The MSCI Emerging Markets Index is intended to provide performance benchmarks for the emerging equity markets in the Americas, Europe, the Middle East, Africa and Asia, which are, as of the date of this general terms supplement, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates.. The constituent stocks of the MSCI Emerging Markets Index are derived from the constituent stocks in the 23 MSCI standard single country indices for the emerging market countries listed above. The MSCI Emerging Markets Index has a base date of December 31, 1987.

MSCI divides the companies included in the MSCI Emerging Market Index into ten Global Industry Classification Sectors: Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Information Technology, Materials, Telecommunication Services and Utilities.

Construction of the MSCI Indices

MSCI undertakes an index construction process, which involves: (i) defining the equity universe; (ii) determining the market investable equity universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying index continuity rules for the standard index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard. The index construction methodology differs in some cases depending on whether the relevant market is considered a developed market or an emerging market. The MSCI EAFE Index and the MSCI Singapore Free Index are developed market indices, and the MSCI Taiwan Index and the MSCI Emerging Markets Index are emerging markets indices. All of the MSCI Indices are standard indices, meaning that only securities that would qualify for inclusion in a large cap index or a mid cap index will be included as described below.

Defining the Equity Universe

(i)        Identifying Eligible Equity Securities: The equity universe initially looks at securities listed in any of the countries in the MSCI global index series, which will be classified as either “developed markets” or “emerging markets”. All listed equity securities, including real estate investment trusts and certain income trusts in Canada are eligible for inclusion in the equity universe. Conversely, mutual funds, exchange traded funds, equity derivatives, limited partnerships, and most investment trusts are not eligible for inclusion in the equity universe.

(ii)        Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A market investable equity universe for a market is derived by applying investability screens to individual companies and securities in the equity universe that are classified in that market. A market is generally equivalent to a single country. The global investable equity universe is the aggregation of all market investable equity universes. The investability screens used to determine the investable equity universe in each market are:

(i)        Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a market investable equity universe, a company must have the required minimum market capitalization. The equity universe minimum size requirement applies to companies in all markets and is derived as follows:

—	First, the companies in the developed market equity universe are sorted in descending order of full market capitalization and the cumulative coverage of the free float-adjusted market capitalization of the developed market equity universe is calculated for each company. Each company’s free float-adjusted market capitalization is represented by the aggregation of the free float-adjusted market capitalization of the securities of that company in the equity universe.

—	Second, when the cumulative free float-adjusted market capitalization coverage of 99% of the sorted equity universe is achieved, by adding each company’s free float-adjusted market capitalization in descending order, full market capitalization of the company that reaches the 99% threshold defines the equity universe minimum size requirement (minimum free-float adjusted market capitalization for inclusion).

—	The rank of this company by descending order of full market capitalization within the developed market equity universe is noted, and will be used in determining the equity universe minimum size requirement at the next rebalance.

As of May 2014, the equity universe minimum size requirement was set at US$196,000,000. Companies with a full market capitalization below this level are not included in any market investable equity universe. The equity universe minimum size requirement is reviewed and, if necessary, revised at each semi-annual index review, described below.

(ii)        Equity Universe Minimum Free Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the equity universe minimum size requirement.

(iii)        Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity as measured by its twelve-month and three-month annualized traded value ratio. This measure attempts to mitigate the impact of extreme daily trading volumes and takes into account the free float-adjusted market capitalization of securities. A minimum liquidity level of 20% of the 3-month annualized traded value ratio and 90% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 20% of the 12-month annualized traded value ratio, are required for inclusion of a security in a market investable equity universe of a developed market. A minimum liquidity level of 15% of the 3-month annualized traded value ratio and 80% of 3-month frequency of trading over the last 4 consecutive quarters, as well as 15% of the 12-month annualized traded value ratio, are required for inclusion of a security in a market investable equity universe of an emerging market. In instances when a security does not meet the above criteria, the security will be represented by a relevant liquid eligible depositary receipt if it is trading in the same geographical region and meets the criteria for 12-month ATVR, 3-month ATVR and 3-month frequency of trading.

Due to liquidity concerns relating to securities trading at very high stock prices, a security that is currently not a constituent of a MSCI Global Investable Markets Index that is trading at a stock price above US$10,000 will fail the liquidity screening and will not be included in any market investable equity universe.

(iv)        Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To determine the free float of a security, MSCI considers the proportion of shares of such security available for purchase in the public equity markets by international investors. In practice, limitations on the investment opportunities for international investors include: strategic stakes in a company held by private or public shareholders whose investment objective indicates that the shares held are not likely to be available in the market; limits on the proportion of a security’s share capital authorized for purchase by non-domestic investors; or other foreign investment restrictions which materially limit the ability of foreign investors to freely invest in a particular equity market, sector or security.

MSCI will then derive a “foreign inclusion factor” for the company that reflects the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. MSCI will then “float-adjust” the weight of each constituent company in an index by the company’s foreign inclusion factor. Typically, securities with a free float adjustment ratio of less than 0.15 will not be eligible for inclusion in MSCI’s indices.

Once the free float factor has been determined for a security, the security’s total market capitalization is then adjusted by such free float factor, resulting in the free float-adjusted market capitalization figure for the security.

(v)        Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering to be eligible for inclusion in a market investable equity universe, the new issue must have started trading at least three months before the implementation of a semi-annual index review. This requirement is applicable to small new issues in all markets. Large initial public offerings are not subject to the minimum length of trading requirement and may be included in a market investable equity universe and a standard index, such as the MSCI Indices, outside of a quarterly or semi-annual index review.

(vi)        Minimum Foreign Room Requirement: This investability screen is applied at the individual security level. For a security that is subject to a foreign ownership limit to be eligible for inclusion in a market investable equity universe, the proportion of shares still available to foreign investors relative to the maximum allowed (referred to as “foreign room”) must be at least 15%.

Defining Market Capitalization Size Segments for Each Market

Once a market investable equity universe is defined, it is segmented into the following size-based indices:

—	Investable Market Index (Large Cap + Mid Cap + Small Cap)

—	Standard Index (Large Cap + Mid Cap)

—	Large Cap Index

—	Mid Cap Index

—	Small Cap Index

Creating the size segment indices in each market involves the following steps: (i) defining the market coverage target range for each size segment; (ii) determining the global minimum size range for each size segment; (iii) determining the market size segment cutoffs and associated segment number of companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements. For developed market indices and emerging market indices, the market coverage for a standard index is 85% and 42.5% respectively. As of August 2014, the global minimum size range for a developed market standard index is a full market capitalization of USD 2.52 billion to USD 5.79 billion, and the global minimum size range for an emerging market standard index is a full market capitalization of USD 1.26 billion to USD 2.90 billion.

Index Continuity Rules for Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a developed market standard index and a minimum number of three constituents will be maintained for an emerging market standard index, and involves the following steps:

—	If after the application of the index construction methodology, a developed market standard index contains fewer than five securities or an emerging market standard index contains fewer than three securities, then the largest securities by free float-adjusted market capitalization are added to the index in order to reach the minimum number of required constituents.

—	At subsequent index reviews, if the minimum number of securities described above is not met, then after the market investable equity universe is identified, the securities are ranked by free float-adjusted market capitalization, however, in order to increase stability the free float-adjusted market capitalization of the existing index constituents (prior to review) is multiplied by 1.50, and securities are added until the desired minimum number of securities is reached.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into value or growth segments. The classification of a security into the value or growth segment is used by MSCI to construct additional indices.

Classifying Securities under the Global Industry Classification Standard

All securities in the global investable equity universe are assigned to the industry that best describes their business activities. The GICS classification of each security is used by MSCI to construct additional indices.

Calculation Methodology for the MSCI Indices

The performance of each of the MSCI EAFE Index, the MSCI Singapore Free Index, the MSCI Taiwan Index and the MSCI Emerging Markets Index is a free float weighted average of the U.S. dollar values of their component securities.

Prices used to calculate the component securities are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange or exchanges in each market. In the event of a market outage resulting in any component security price to be unavailable, MSCI will generally use the last reported price for such component security for the purpose of performance calculation unless MSCI determines that another price is more appropriate based on the circumstances. Closing prices are converted into U.S. dollars, as applicable, using the closing spot exchange rates calculated by WM/Reuters at 4:00 P.M. London Time.

Daily Total Return Methodology

The MSCI Indices are net daily total return indices. A daily total return index measures the market performance, including price performance and income from regular cash distributions, while a net daily total return index measures the price performance and income from dividends, net of certain withholding taxes. MSCI calculates withholding taxes using the highest applicable withholding tax rate applicable to institutional investors. The current withholding tax rate used by MSCI to calculate the MSCI Singapore Free Index is 0% except for real estate investment trusts, in which case the rate is 10%, and the withholding tax rate used to calculate the MSCI Taiwan Index is 20% except for real estate investment trusts, in which case the rate is 15%. This net income is reinvested in the index and thus makes up part of the total index performance. MSCI’s net daily total return methodology reinvests net cash dividends in indices the day the security is quoted ex-dividend, or on the ex-date (converted to US dollars, as applicable). Certain dividends, including special/extra dividends and commemorative dividends, are reinvested in the index if, a day prior to the ex-date, the dividend impact on price is less than 5%. If the impact is 5% or more, the dividend will be reflected in the index through a price adjustment. A specific price adjustment is always applied for stock dividends that are issued at no cost to the shareholders, an extraordinary capital repayment or a dividend paid in the shares of another company. Cash payments related to corporate events, such as mergers and acquisitions, are considered on a case-by-case basis.

Maintenance of the MSCI Indices

In order to maintain the representativeness of the MSCI Indices, structural changes to each MSCI Index as a whole may be made by adding or deleting component securities. Currently, such changes in the MSCI Indices may generally only be made on four dates throughout the year: after the close of the last business day of each February, May, August and November.

Each country index is maintained with the objective of reflecting, on a timely basis, the evolution of the underlying equity markets. In maintaining each component country index, emphasis is also placed on its continuity, replicability and on minimizing turnover.

MSCI classifies index maintenance in three broad categories. The first consists of ongoing event related changes, such as mergers and acquisitions, which are generally implemented in the country indices in which they occur. The second category consists of quarterly index reviews, aimed at promptly reflecting other significant market events. The third category consists of semi-annual index reviews that systematically re-assess the various dimensions of the equity universe for all countries simultaneously and are conducted on a fixed semi-annual timetable.

Ongoing event-related changes to the country indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, stock bonus issues, public placements and other similar corporate actions that take place on a continuing basis. MSCI will remove from the index as soon as practicable securities of companies that file for bankruptcy or other protection from their creditors, that are suspended and for which a return to normal business activity and trading is unlikely in the near future, or that fail stock exchange listing requirements with a delisting announcement. Securities may also be considered for early deletion in other significant cases, such as decreases in free float and foreign ownership limits, or when a constituent company acquires or merges with a non-constituent company or spins-off another company. In practice, when a constituent company is involved in a corporate event which results in a significant decrease in the company’s free float-adjusted market capitalization or the company decreases its foreign inclusion factor to below 0.15, the securities of that constituent company are considered for early deletion from the indices simultaneously with the event unless, in either case, it is a standard index constituent with a minimum free float-adjusted market capitalization is not at least two-thirds of one-half of the standard index interim size segment cut-off. Share conversions may also give rise to an early deletion. All changes resulting from corporate events are announced prior to their implementation, provided all necessary information on the event is available.

MSCI’s quarterly index review process is designed to ensure that the country indices continue to be an accurate reflection of evolving equity markets. This goal is achieved by timely reflecting significant market driven changes that were not captured in each index at the time of their actual occurrence and that should not wait until the semi-annual index review due to their importance. These quarterly index reviews may result in additions and deletions of component securities from a country index and changes in “foreign inclusion factors” and in number of shares. Additions and deletions to component securities may result from: the addition of large companies that did not meet the minimum size criterion for inclusion at the time of their initial public offering or secondary offering; the replacement of companies which are no longer suitable industry representatives; the deletion of securities whose overall free float has fallen to less than 15% and that do not meet specified criteria; the deletion of securities that have become very small or illiquid; and the addition or deletion of securities as a result of other market events. Significant changes in free float estimates and corresponding changes in the foreign inclusion factor for component securities may result from: large market transactions involving strategic shareholders that are publicly announced; secondary offerings that, given lack of sufficient notice or small size (less than 5% of the company’s outstanding shares) were not reflected immediately; increases in foreign ownership limits; decreases in foreign ownership limits which did not require foreign investors to immediately sell shares in the market; corrections resulting from the reclassification of shareholders from strategic to non-strategic, and vice versa, and/or updates to the number of shares outstanding; updates to foreign inclusion factors following the public disclosure of new shareholder structures for companies involved in mergers, acquisitions or spin-offs, where different from MSCI’s pro forma free float estimate at the time of the event; large conversions of exchangeable bonds and other similar securities into already existing shares; the end of lock-up periods or expiration of loyalty incentives for non-strategic shareholders; and changes in the foreign inclusion factor as a result of other events of similar nature. Small changes in the number of shares resulting from, for example, exercise of options or warrants, conversion of convertible bonds or other instruments or share buybacks, are generally updated at the quarterly index review rather than at the time of the change. The results of the quarterly index reviews are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August. MSCI has noted that consistency is a factor in maintaining each component country index.

MSCI’s semi-annual index review is designed to systematically reassess the component securities of the index. During each semi-annual index review, the universe of component securities is updated and the global minimum size range for the index is recalculated, which is based on the full market capitalization and the cumulative free float-adjusted market capitalization coverage of each security that is eligible to be included in the index. The following index maintenance activities, among others, are undertaken during each semi-annual index review: the component securities are updated by identifying new equity securities that were not part of the index at the time of the previous quarterly index review; the minimum size requirement for the index is updated and new companies are evaluated relative to the new minimum size requirement; existing component securities that do not meet the minimum liquidity requirements of the index may be removed; and changes in “foreign inclusion factors” are implemented. During a semi-annual index review, component securities may be added or deleted from a country index for a range of reasons, including the reasons discussed with respect to component securities changes during quarterly index reviews as discussed above. The results of the semi-annual index reviews are announced at least two weeks in advance of their effective implementation date as of the close of the last business day of May and November.

Index maintenance also includes monitoring and completing adjustments for share changes, stock splits, stock dividends, and stock price adjustments due to company restructurings or spin-offs.

These guidelines and the policies implementing the guidelines are the responsibility of, and, ultimately, subject to adjustment by, MSCI.

License Agreement between MSCI Inc. (“MSCI”) and GS Finance Corp.

The MSCI indices are the exclusive property of MSCI. MSCI and the MSCI index names are service mark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by GS Finance Corp. Notes referred to herein are not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to any such notes. No purchaser, seller or holder of notes, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote notes without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI, ANY AFFILIATE OF MSCI INC. OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX. THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY GS FINANCE CORP. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE OWNERS OF NOTES OR ANY MEMBER OF THE PUBLIC REGARDING THE ADVISABILITY OF INVESTING IN FINANCIAL SECURITIES GENERALLY OR IN NOTES

PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO NOTES OR THE ISSUER OR OWNER OF NOTES. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUERS OR OWNERS OF NOTES INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NEITHER MSCI, ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF NOTES TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY WHICH NOTES ARE REDEEMABLE FOR CASH. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, THE MAKING OR COMPILING ANY MSCI INDEX HAS ANY OBLIGATION OR LIABILITY TO THE OWNERS OF NOTES IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF NOTES.

ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES WHICH MSCI CONSIDERS RELIABLE, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GS FINANCE CORP., ITS CUSTOMERS OR COUNTERPARTIES, ISSUERS OF UNDERLIER LINKED-NOTES, OWNERS OF NOTES OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NEITHER MSCI, ANY OF ITS AFFILIATES NOR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND MSCI, ANY OF ITS AFFILIATES AND ANY OTHER PARTY INVOLVED IN, OR RELATED TO MAKING OR COMPILING ANY MSCI INDEX HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO ANY MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI, ANY OF ITS AFFILIATES OR ANY OTHER PARTY INVOLVED IN, OR RELATED TO, MAKING OR COMPILING ANY MSCI INDEX HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

Russell 2000® Index

The Russell 2000® Index, which we also refer to herein as the “index”:

—	is an equity index, and therefore cannot be invested in directly;

—	does not file reports with the SEC because it is not an issuer;

—	was first launched in 1984 based on an initial value of 100 as of December 31, 1978; and

—	is sponsored by Russell Investment Group (“Russell”)

The Russell 2000® Index is an index calculated, published and disseminated by that measures the composite price performance of stocks of 2,000 companies in the U.S. equity market. It is generally considered to be a “small-cap” index. Additional information about the Russell 2000® Index is available on the following website: http://www.russell.com/Indexes/data/ fact_sheets/us/Russell_2000_Index.asp.

Russell divides the 2,000 companies included in the Russell 2000® Index into nine sectors: Consumer Discretionary, Consumer Staples, Energy, Financial Services, Health Care, Materials & Processing, Producer Durables, Technology and Utilities.

The index includes approximately 2,000 of the smallest securities that form the Russell 3000® Index. The Russell 3000® Index is comprised of the 3,000 largest companies, or 98% based on market capitalization, of the investable U.S. equity market. The Russell 2000® Index represents approximately 10% of the total market capitalization of the Russell 3000® Index. The Russell 2000® Index is designed to track the performance of the small capitalization segment of the U.S. equity market.

Selection of Constituent Stocks of the Russell 2000® Index

The Russell 2000® Index is a sub-index of the Russell 3000® Index. To be eligible for inclusion in the Russell 3000® Index, and, consequently, the Russell 2000® Index, a company’s stocks must be listed on the last trading day of May of a given year and Russell must have access to documentation verifying the company’s eligibility for inclusion. Eligible initial public offerings are added to Russell U.S. Indices at the end of each calendar quarter, based on total market capitalization rankings within the market-adjusted capitalization breaks established during the most recent reconstitution. To be added to any Russell U.S. index during a quarter outside of reconstitution, initial public offerings must meet additional eligibility criteria.

A company is included in the U.S. equity markets and is eligible for inclusion in the Russell 3000® Index, and consequently, the Russell 2000® Index, if that company incorporates in, has its headquarters in and also trades in the United States. If a company does not satisfy all of the above criteria, it can still be included in the U.S. equity market if any one of the following home country indicators is in the United States: (i) country of incorporation, (ii) country of headquarters and (iii) country in which the company trades with the highest liquidity (as defined by a two-year average daily dollar trading volume from all exchanges within the country), and the primary location of that company’s assets or its revenue, based on an average of two years of assets or revenues data, is also in the United States. In addition, if there is insufficient information to assign a company to the U.S. equity markets based on its assets or revenue, the company may nonetheless be assigned to the U.S. equity markets if the headquarters of the company is located in the United States or if the headquarters of the company is located in certain “benefit-driven incorporation countries”, or “BDIs”, and that company’s most liquid stock exchange is in the United States. The BDI countries are Anguilla, Antigua and Barbuda, Aruba, Bahamas, Barbados, Belize, Bermuda, Bonaire, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Curaçao, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Panama, Saba,

Sint Eustatius, Sint Maarten and Turks and Caicos Islands. ADRs and ADSs are not eligible for inclusion in the Russell 2000® Index.

Exclusions from the Russell 2000® Index

Russell specifically excludes the following companies and securities from the Russell 2000® Index: (i) preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants, rights and trust receipts; (ii) royalty trusts, U.S. limited liability companies, closed-end investment companies, business development companies, blank check companies, special-purpose acquisition companies and limited partnerships; (iii) companies with a total market capitalization less than $30 million; (iv) companies with only a small portion of their shares available in the marketplace (companies with 5% or less float); (v) bulletin board, pink sheets or over-the-counter traded securities; and (vi) real estate investment trusts and publicly traded partnerships that generate, or have historically generated, unrelated business taxable income and have not taken steps to block their unrelated business taxable income to equity holders.

Initial List of Eligible Securities

The primary criterion Russell uses to determine the initial list of securities eligible for the Russell 3000® Index and, consequently, the Russell 2000® Index, is total market capitalization, which is calculated by multiplying the total outstanding shares for a company by the market price as of the last trading day in May for those securities being considered at annual reconstitution. IPOs may be added between constitutions as noted below. All common stock share classes are combined in determining market capitalization. If multiple share classes have been combined, the price of the primary vehicle (usually the most liquid) is used in the calculations. In cases where the common stock share classes act independently of each other (e.g., tracking stocks), each class is considered for inclusion separately. Stocks must trade at or above $1.00 on their primary exchange on the last trading day of May of each year to be eligible for inclusion in the Russell 2000® Index. In order to reduce unnecessary turnover, if an existing member’s closing price is less than $1.00 on the last trading day of May, it will be considered eligible if the average of the daily closing prices from their primary exchange during the month of May is equal to or greater than $1.00.

Annual Reconstitution

The Russell 2000® Index is reconstituted annually by Russell to reflect changes in the marketplace. The list of companies is ranked based on total market capitalization on the last trading day in May, with the actual reconstitution effective on the first trading day following the final Friday of June each year, unless the final Friday in June is the 29th or 30th, in which case reconstitution will be effective on the preceding Friday. A full calendar for reconstitution is made available each spring. Changes in the constituents are preannounced and subject to change if any corporate activity occurs or if any new information is received prior to release.

Index Calculation and Capitalization Adjustments

As a capitalization-weighted index, the Russell 2000® Index reflects changes in the capitalization, or market value, of the underlier stocks relative to the capitalization on a base date. This discussion describes the “price return” calculation of the Russell 2000® Index. The applicable pricing supplement will describe the calculation if the underlier for your notes is not the price return calculation. The current Russell 2000® Index value is the compounded result of the cumulative daily (or monthly) return percentages, where the starting value of the index is equal to the base value (100) and base date (December 31, 1978). Returns between any two dates can then be derived by dividing the ending period index value (IV1) by the beginning period (IV0) index value, so that the return equals [(IV1 / IV0) –1]*100. The ending period index value, for purposes of calculating the Russell 2000® Index value, on any date is determined by adding the market values of the underlier stocks, which are derived by multiplying the price of each stock by the number of available shares, to arrive at the total market capitalization of the 2,000 stocks. To calculate the Russell 2000® Index, last sale prices will be used for exchange traded and NASDAQ stocks. In the event of a market disruption resulting in any underlier stock price to be unavailable, Russell will generally use the last reported price for such underlier stock for the purpose of performance calculation.

Constituent stocks of the index are weighted in the Russell 2000® Index by their free-float market capitalization, which is calculated by multiplying the primary closing price by the number of free-float shares. Free-float shares are shares that are available to the public for purchase as determined by Russell. Russell determines shares available to the public for purchase based on information recorded in corporate filings with the Securities and Exchange Commission and other reliable sources in the event of missing or questionable data. Adjustments to shares are reviewed at reconstitution and for major corporate actions such as mergers. Russell removes the following types of shares from total market capitalization to arrive at free-float market capitalization:

Corporate cross-owned shares — shares of a company in the index that are held by another company that is included in any other Russell index;

Large private and corporate holdings — shares held by an individual, a group of individuals acting together (e.g., the officers/directors group) or another listed corporation (that is not included in the index) if such shareholdings constitute 10% or more of the shares outstanding. Institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms, are not excluded unless the firm has a direct relationship to the company, such as board representation, in which case they are considered strategic holdings and included with the officers/directors group in calculating the 10% threshold;

ESOP or LESOP shares — shares held by employee stock ownership plans and leveraged employee stock ownership plans that comprise 10% or more of a company’s outstanding shares;

Unlisted share classes — classes of common stock that are not traded on a U.S. securities exchange;

Initial public offering lock-ups — shares locked-up during an initial public offering are not available to the public and will be excluded from the market value at the time the initial public offering enters the index; and

Government holdings — shareholdings listed as “government of”. Shares held by government investment boards and/or investment arms are treated like shares held by large private shareholdings and are excluded if the number of shares is greater than 10% of outstanding shares. Shares held by a government pension plan are considered institutional holdings and will not be excluded.

Corporate Actions Affecting the Index

Russell adjusts the index on a daily basis in response to certain corporate actions and events. Therefore, a company’s membership in the index and its weight in the index can be impacted by these corporate actions. The adjustment is applied based on sources of public information, including press releases and Securities and Exchange Commission filings. Prior to the completion of a corporate action or event, Russell estimates the effective date. Russell will then adjust the anticipated effective date based on public information until the date is considered final. Depending on the time on a given day that an action is determined to be final, Russell will generally either (1) apply the action before the open on the ex-date or (2) apply the action after providing appropriate notice to its clients regarding the impact of the action and the effective date. If Russell has confirmed the completion of a corporate action, scheduled to become effective subsequent to a rebalance, the event may be implemented in conjunction with the rebalance to limit turnover, provided appropriate notice can be given. Russell applies the following methodology guidelines when adjusting the index in response to corporate actions and events:

“No Replacement” Rule — Securities that are deleted from the Index between reconstitution dates, for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in the Index over the past year will fluctuate according to corporate activity.

Mergers and Acquisitions

Adjustments due to mergers and acquisitions are applied to the index after the action is determined to be final. Deletions due to cash acquisitions may not require delisting confirmation from the exchange, provided all other conditions (regulatory & shareholder) have been achieved.

Between constituents: When mergers and acquisitions take place between companies that are both constituents of a Russell index, the target company is deleted and its market capitalization simultaneously moves to the acquiring company’s stock. Russell categorizes the surviving entity based on a weighted average of the market value of the two companies prior to the merger using market values as of the day immediately before Russell determines that the action or event is final. Given sufficient market hours after confirmation, Russell effects this action after the close on the last day of trade of the target company.

Between a constituent and a non-constituent: If the target company is a member of the Russell 2000® Index, it is deleted from the index after Russell determines that the action or event is final. If the acquiring company is a member of the Russell 2000® Index, its shares are adjusted by adding the target company’s market capitalization. If the target company is not a member of a Russell index, Russell will also analyze the transaction to determine whether it constitutes a reverse merger. A reverse merger occurs when the acquiring company is a private, non-publicly traded company or OTC company, and the acquisition results in a transaction whereby a new publicly traded company is created that meets all of the requirements for inclusion in a Russell index based on market capitalization using the opening price on the day after the merger or acquisition is considered final. In such a case, the newly formed entity will be placed in the Russell 2000® Index, if appropriate, and the target company will be simultaneously removed from the Russell 2000® Index, after the close of the market on the day after the merger is considered final. If the event does not qualify as a reverse merger, the target company is deleted after the action is determined to be final.

Reincorporation — Members of a Russell U.S. index, like the Russell 2000® Index, that reincorporate to another country and continue to trade in the United States and companies that reincorporate to the United States during the year are analyzed for assignment by Russell during annual reconstitution. Members that reincorporate in another country and no longer trade in the United States are immediately deleted from the Russell U.S. indices.

Rights Offerings — Rights offered to shareholders are reflected in the index only if the subscription price of the rights is at a discount to the market price. Provided that Russell has been alerted to the rights offer prior to the ex-date, it will adjust the price of the stock for the value of the rights and increased shares according to the terms of the offering before the open on the ex-date. If Russell is unable to provide prior notice, it will delay the price adjustment until the appropriate notice has been given. This treatment applies for both transferable and non-transferable rights. Rights issued as part of a poison pill arrangement or entitlements that give shareholders the right to purchase ineligible securities such as convertible debt are excluded from this treatment.

Spin-offs— Spun-off companies are added to the parent company’s index if the spun-off company meets all the eligibility requirements of the index and its total market capitalization is greater than the market-adjusted total market capitalization of the smallest company in the Russell 3000E™ Index at the latest reconstitution. Spun-off companies are added to the index at the same time as they are spun-off from their parent company, which is on the completion date of the spin-off. The parent company’s market value will be reduced simultaneously on the Russell effective date.

Initial Public Offerings — Eligible initial public offerings are added to the Russell 2000® Index at the end of each calendar quarter based on total market capitalization ranking within the market-adjusted capitalization breaks established at the most recent annual reconstitution, except that fourth quarter IPO additions will be processed after the close on the third Friday of each December.

Once IPO additions have been announced, an IPO may be added to the index prior to the previously announced schedule, if a corporate action has deemed this to be appropriate and notice can be provided (e.g. an index member automatically receives shares via a stock distribution into a projected IPO add).

Tender Offers — A company acquired as a result of a tender offer is removed when (i) the tender offer period completes; (ii) shareholders have validly tendered, not withdrawn, and the shares have been accepted for payment; (iii) all regulatory requirements have been fulfilled; and (iv) the acquiring company is able to finalize the acquisition via a short-form merger, top-up option or other compulsory mechanism. In the case where all the above requirements have been fulfilled except for the acquiring company being able to finalize the acquisition through a compulsory mechanism, Russell will make a share adjustment to the target company’s shares, on a date pre-announced by Russell, in cases where the float-adjusted shares have decreased by 30% or more and the tender offer has fully completed and closed. If the acquiring company is issuing stock as part of the tender offer, the float-adjusted shares of that company will be increased concurrently with the decrease in the target company’s float-adjusted shares.

Delisted and Halted Stocks — When stocks are deleted from the index as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day the action is final (t), or the following day (t+1) using the closing OTC bulletin board price. Halted securities are not removed from the index until the time they are actually delisted from the exchange. If a security is halted, it remains in the index at the most recent closing price until the security resumes trading or is officially delisted. If, however, a stock is (i) halted due to financial difficulty/debt or cash flow issues for a period longer than 40 calendar days or (ii) suspended due to exchange listing rules or legal regulatory issues longer than one calendar quarter, Russell will review for removal on a case-by-case basis. Determinations will be made based upon reasonable likelihood of trade resumption and likelihood of residual value returned to equity holders. If removal is deemed appropriate, Russell will remove the stock at zero value at the end of the month. Stocks that are scheduled for changes but are halted or suspended prior to reconstitution will have their scheduled updates postponed and will be monitored for trade resumption. Once trading resumes, the securities changes will be announced and their positions will be updated accordingly. Usually, notification for these changes will be made on the same day as these changes are made. If sufficient notice is not possible, the updates will be delayed by one day. Securities will be removed from the index using the closing price on the primary exchange of the securities.

Shares acquired in a partial acquisition or tender offer will be reviewed at annual reconstitution for inclusion in free float. Shares that are issued as a result of a partial acquisition or tender offer will be reviewed at month-end for inclusion (if greater than 5%). If a partial acquisition or tender offer includes a corporate action impacting all shareholders, Russell will give effect to the mandatory element of the event.

Delisted and Halted Stocks — When stocks are deleted from the index as a result of exchange de-listing or reconstitution, the price used will be the closing primary exchange price on the day the action is final (t), or the following day (t+1) using the closing OTC bulletin board price. Halted securities are not removed from the index until the time they are actually delisted from the exchange. If a security is halted, it remains in the index at the most recent closing price until the security resumes trading or is officially delisted. If, however, a stock is (i) halted due to financial difficulty/debt or cash flow issues for a period longer than 40 calendar days or (ii) suspended due to exchange listing rules or legal regulatory issues longer than one calendar quarter, Russell will review for removal on a case-by-case basis. Determinations will be made based upon reasonable likelihood of trade resumption and likelihood of residual value returned to equity holders. If removal is deemed appropriate, Russell will remove the stock at zero value at the end of the month. Stocks that are scheduled for changes but are halted or suspended prior to reconstitution will have their scheduled updates postponed and will be monitored for trade resumption.

Once trading resumes, the securities changes will be announced and their positions will be updated accordingly. Usually, notification for these changes will be made on the same day as these changes are made. If sufficient notice is not possible, the updates will be delayed by one day. Securities will be removed from the index using the closing price on the primary exchange of the securities.

Bankruptcy and Voluntary Liquidations — Companies that file for a Chapter 7 liquidation bankruptcy or have filed a liquidation plan will be removed from the index at the time of the bankruptcy filing (except when shareholder approval is required to finalize the liquidation plan, in which case the company will be removed once shareholder approval has been granted); whereas companies filing for a Chapter 11 reorganization bankruptcy will remain a member of the index, unless the company is de-listed from the primary exchange, in which case normal de-listing rules apply. If a company files for bankruptcy, is delisted and it can be confirmed that it will not trade OTC, Russell may remove the stock at a nominal price of $0.0001.

Stock Distributions — A price adjustment for stock distributions is applied on the ex-date of the distribution. When the number of shares for the distribution is fixed, Russell increases the number of shares on the ex-date. When the number of shares is an undetermined amount based on future earnings and profits, Russell increases the number of shares on the pay-date.

Dividends — Russell includes gross dividends in the daily total return calculation of the index on the basis of their ex-dates. If a dividend is payable in stock and cash and the stock rate cannot be determined by the ex-date, the dividend is treated as all cash. If the number of shares to be issued as a stock dividend is announced subsequently, Russell will give effect to the share change with appropriate notice. Regular cash dividends are reinvested across the index at the close on the dividend ex-date, while special cash dividends are subtracted from the price of the stock before the open on the ex-date.

Updates to Share Capital — Changes to shares outstanding due to buybacks (including Dutch auctions), secondary offerings, merger activity with a non-index member and other potential changes are generally updated at the end of the month in which the change is reflected in vendor-supplied updates. Russell verifies this information using publicly available information filed with the Securities and Exchange Commission. Russell only applies such changes if the aggregate change in the number of shares outstanding is greater than 5%. The float factor determined during the most recent annual reconstitution is applied to this figure, and only the available shares will be added to the index. No such changes are made in June due to the most recent annual reconstitution. Month-end changes in November and December will be processed as one event after the close on the third Friday of each December.

License Agreement between Frank Russell Company (doing business as Russell Investment Group) and GS Finance Corp.

Frank Russell Company doing business as Russell Investment Group (“Russell”) and Goldman Sachs International have entered into a non-exclusive license agreement, granting GS Finance Corp., in exchange for a fee, permission to use the Russell 2000® Index in connection with the offer and sale of the notes. GS Finance Corp. is not affiliated with Russell; the only relationship between Russell and GS Finance Corp. is the licensing of the use of the Russell 2000® Index (a trademark of Russell) and trademarks relating to the Russell 2000® Index.

GS Finance Corp. does not accept any responsibility for the calculation, maintenance or publication of the Russell 2000® Index or any successor index.

The notes are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Russell 2000® Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Index is based. Russell’s only relationship to GS Finance Corp. is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Index which is determined, composed and calculated by Russell without regard to GS Finance Corp. or the notes. Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell 2000® Index. Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY GS FINANCE CORP., INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

FTSE® 100 Index

The FTSE® 100 Index, which we also refer to herein as the “index”:

—	is an equity index, and therefore cannot be invested in directly;

—	does not file reports with the SEC because it is not an issuer;

—	was first launched with a base level of 1,000 as of December 30, 1983; and

—	is sponsored, calculated, published and disseminated by FTSE International Limited, a company owned by the London Stock Exchange Group Companies (the “Exchange”) that we refer to as FTSE.

The FTSE® 100 is a market capitalization-weighted index of the 100 most highly capitalized U.K.-listed blue chip companies traded on the London Stock Exchange. Additional information on the FTSE® 100 Index is available from the following website: www.ftse.com/uk.

FTSE divides the 100 companies included in the FTSE® 100 Index into 19 sectors: Oil & Gas, Chemicals, Basic Resources, Construction & Materials, Industrial Goods & Services, Automobiles & Parts, Food & Beverage, Personal & Household Goods, Health Care, Retail, Media, Travel & Leisure, Telecommunications, Utilities, Banks, Insurance, Real Estate, Financial Services and Technology.

FTSE® 100 Index Composition and Selection Criteria

The FTSE® 100 Index consists of the 100 largest U.K.-listed blue chip companies, based on full market capitalization, that pass screening tests for price and liquidity. The FTSE® 100 Index is reviewed on a quarterly basis in March, June, September and December based on data from the close of business on the Tuesday before the first Friday of the review month. The FTSE Europe, Middle East & Africa Regional Advisory Committee, which we refer to as the Committee, meets quarterly to approve the constituents of the index. These meetings are held on the Wednesday before the first Friday in March, June, September and December. Any constituent changes are implemented after the close of business on the third Friday of the review month (i.e. effective Monday), following the expiration of the London International Financial Futures and Options Exchange futures and options contracts.

Eligibility Standards

Only “premium listed” equity shares, as defined by the Financial Conduct Authority in its Listing Rules Sourcebook, are eligible for inclusion in the FTSE® 100 Index. Eligible stocks must pass price and liquidity screens before being included in the index. Additionally, a stock must have a free float (as described below) of greater than 5%.

Price Screen — With regard to the price screen, the Committee must be satisfied that an accurate and reliable price exists for purposes of determining the market value of a company. To be eligible for inclusion in the FTSE® 100 Index, a stock must have a full listing on the London Stock Exchange with a Sterling-denominated price on SETS (SETS is the London Stock Exchange’s trading service for UK blue chip securities).

Liquidity Screen — With regard to liquidity, each eligible stock is tested for liquidity annually in June by calculating its median daily trading per month. When calculating the median of daily trades per month of any security, a minimum of 5 trading days in each month must exist, otherwise the month is excluded from the test. Liquidity is tested from the first business day in May of the previous year to the last business day of April. The median trade is calculated by ranking each daily trade total and selecting the middle-ranking day. Any period of suspension is not included in the test. The liquidity test is applied on a pro-rata basis where the testing period is less than 12 months. A stock not presently included in the FTSE® 100 Index that does not turnover at least 0.025% of its shares in issue (after application of any investability weightings) based on its median daily trade per month in at least ten of the 12 months prior to the annual index review in June will not be eligible for inclusion until the next annual review. An existing constituent failing to trade at least 0.015% of its shares in issue (after the application of any investability weightings) based on its median daily trade per month for at least eight of the 12 months prior to the annual index review will be removed from the FTSE® 100 Index and will not be eligible for inclusion until the next annual review. New issues will become eligible for inclusion in the index at the quarterly review following their issuance provided that they have a minimum trading record of at least 20 trading days prior to the review date and that they have turned over at least 0.025% of their shares in issue (after the application of any investability weightings) based on their median daily trade per month since listing.

Market Capitalization Ranking — Eligible stocks that pass the price and liquidity screens are ranked by the Committee according to their market capitalization before the application of any adjustments based on the extent to which the shares are publicly traded. Only the quoted equity capital of a constituent company will be included in the calculation of its market capitalization. Where a company has two or more classes of equity, secondary lines will be included in the calculation of the market capitalization of the company only if those lines are significant and liquid. The Committee will add a stock to the FTSE® 100 Index at the quarterly review if it has risen to 90th place or above on the full market capitalization rankings and will delete a stock at the quarterly review if it has fallen to 111th place or below on these rankings. Market capitalization rankings are calculated using data as of the close of business on the day before the review.

100 Constituent Limitation — The FTSE® 100 Index always contains 100 constituents. If a greater number of companies qualify to be inserted in the index than qualify to be removed, the lowest ranking constituents of the index will be removed so that the total number of stocks remains at 100 following inclusion of those that qualify to be inserted. Likewise, if a greater number of companies qualify to be removed than to be inserted at the quarterly review, securities of the highest ranking companies that are then not included in the FTSE® 100 Index will be inserted to match the number of companies being removed, in order to maintain the total at 100.

Index Calculation

The FTSE® 100 Index is a market capitalization weighted index. This means that the price movement of a larger company (that is, one representing larger percentage of the index) will have a greater effect on the price of the index than will the price movement of a smaller company (that is, one representing a smaller percentage of the index).

The value of the FTSE® 100 Index is represented by a fraction, (a) the numerator of which is the sum of the product of (i) the price of each component stock, (ii) the number of shares issued for each such component and (iii) a free float factor for each such component (described more fully below), and (b) the denominator of which is a divisor. The divisor represents the total issued share capital of the index on the base date; the divisor may be adjusted as necessary to allow for changes in issued share capital of individual securities without distorting the index.

As noted above, a free float factor is applied to each index component. By employing this approach, FTSE uses the investable market capitalization, not the total market capitalization, of each constituent to determine the value of the FTSE® 100 Index. Investable market capitalization depends on free float. The following are excluded from free float: shares directly owned by state, regional, municipal and local governments (excluding shares held by independently managed pension schemes for governments); shares held by sovereign wealth funds where each holding is 10% or greater of the total number of shares in issue (if the holding subsequently decreases below 10%, the shares will be excluded from free float until the holding falls below 7%); shares held by directors, senior executives and managers of the company, and by their family and direct relations, and by companies with which they are affiliated; shares held within employee share plans; shares held by public companies or by non-listed subsidiaries of public companies; shares held by founders, promoters, former directors, founding venture capital and private equity firms, private companies and individuals (including employees) where the holding is 10% or greater of the total number of shares in issue (if the holding subsequently decreases below 10%, the shares will be excluded from free float until the holding falls below 7%); all shares where the holder is subject to a lock-in clause (for the duration of that clause, after which free float changes resulting from the expiration of a lock-in clause will be implemented at the next quarterly review subsequent to there being a minimum of 20 business days between the expiration date of such lock-in clause and the index review date); shares held for publicly announced strategic reasons, including shares held by several holders acting in concert; and shares that are subject to ongoing contractual agreements (such as swaps) where they would ordinarily be treated as restricted.

The FTSE® 100 Index is recalculated whenever errors or distortions occur that are deemed to be significant. Users of the FTSE® 100 Index are notified through appropriate media.

Index Maintenance

The FTSE® 100 Index is reviewed quarterly for changes in free float. A stock’s free float is also reviewed and adjusted if necessary following certain corporate events. Following a takeover or merger involving one or more index constituents, the free float restrictions will be based on restricted holdings in the successor company and will be implemented when the offer has completed (or lapsed) unless it directly reflects a corporate action independent of and not conditional on the takeover or merger completing or lapsing. If the corporate event includes another corporate action that affects the index, a change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float will be applied at the next quarterly review. Following the application of an initial free float restriction, a stock’s free float will only be changed if its rounded free float moves more than three percentage points above or below the existing rounded free float. Companies with a free float of above 99% and of 15% or below will not be subject to the three percentage points threshold.

At each quarterly review, the Committee publishes a Reserve List containing the six highest ranking non-constituents of the FTSE® 100 Index. The Reserve List will be used in the event that one or more constituents are deleted from the index during the period up to the next quarterly review. If a merger or takeover results in one index constituent being absorbed by another constituent, the resulting company will remain a constituent and a vacancy will be created. This vacancy will be filled by selecting the highest ranking security in the Reserve List as at the close of the FTSE® 100 Index calculation two days prior to the deletion and related index adjustment. If an index constituent is taken over by a non-constituent company, the original constituent will be removed and replaced by the highest ranking non-constituent on the Reserve List. Any eligible company resulting from the takeover will be eligible to become the replacement company if it is ranked higher than any other company on the Reserve List. If a constituent company is split to form two or more companies, then the resulting companies will be eligible for inclusion as FTSE® 100 Index constituents, based on their respective full market capitalizations (before the application of any investability weightings), provided that they qualify in all other respects. Any eligible company resulting from a split that has no available market price after 20 business days will be removed. If a split results in the inclusion of an ineligible non-equity security, such security will remain in the FTSE® 100 Index for two trading days and then be removed. If a constituent is delisted or ceases to have a firm quotation, it will be removed from the list of constituents and be replaced by the highest ranking eligible company from the Reserve List as at the close of the Index calculation two days prior to the deletion.

Capitalization Adjustments

A premium listed secondary line of a company will be considered for index inclusion if its total market capitalization before the application of any adjustments based on the extent to which the shares are publicly traded, is greater than 25% of the total market capitalization of the company’s principal line and the secondary line is eligible, in its own right. Should the total market capitalization of a secondary line fall below 20% of the total market capitalization of the company’s principal line at an annual review, the secondary line will be deleted from the FTSE® 100 Index unless its total market capitalization remains above the qualification level for continued inclusion as a constituent of the FTSE® 100 Index at that review. Where a company has partly paid shares, these shares, together with the outstanding call(s), are both included in the FTSE® 100 Index. Warrants to purchase ordinary shares and convertible securities are not included in the FTSE® 100 Index until they are exercised or converted.

Share Weighting Changes — For the purposes of computing the FTSE® 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes will be made quarterly after the close of business on the third Friday of March, June, September and December. The data for these changes will be taken from the close of business on the third Wednesday of the month prior to the review month.

If a corporate action is applied to a constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action. If accumulated changes in the number of shares in issue add up to 10% or more or when an accumulated share change represents $2 billion of a company’s total market capitalization, they are implemented between quarters. If an adjustment is made, it will be applied for the first time at the next review in March of the following year. All adjustments are made before the start of the index calculation on the day concerned, unless market conditions prevent this.

Shares in Issue Increase — When a company increases the number of shares it has in issue, the market capitalization of that company increases and the total market capitalization will rise accordingly. The index divisor is adjusted to maintain a constant index value.

Weighting Amendments — The market capitalization of a company is adjusted to take account of various corporate actions. To prevent the value of the FTSE® 100 Index from changing due to such an event, all corporate actions which affect the market capitalization of the FTSE® 100 Index require an offsetting divisor adjustment. By adjusting the divisor, the value of the FTSE® 100 Index remains constant before and after the event. Below is a summary of the more frequent corporate actions and their resulting adjustment.

Type of Corporate Action	Adjustment	Adjustment to Divisor

Issue of new shares	Share weighting increased	Yes

Share repurchase	Share weighting decreased	Yes

Bonus issue or stock split	Share weighting multiplied by four. Share price divided by four	No

Rights Issues — A rights issue is where a company raises new capital by offering shareholders additional shares at a set ratio with a discount to the market price. The rights become attached to the shares on a set date—the ex-date. On this date, the price of the company’s underlying shares will fall by the value of the rights. The effect of the rights issue is to increase the market capitalization of the company by the value of the additional shares created by the rights issue less the value of the fall in the share price. The share weighting of the company and index divisor are also adjusted to prevent the index falling in line with the reduction in the share price on the ex-date.

In the event that the market price is equal to or below the rights offer price at the close of business immediately before trading ex-dividend, no adjustments will be made. In this circumstance, any resulting new shares will only be added to the index weighting once the take-up proportion is known and together with any associated change to the company’s free float. If the rights issue is highly dilutive and the ratio is greater than ten to one, FTSE will include the new shares on a separate temporary line to reflect the market value of the right (together with a temporary line fixed at the value of the outstanding rights subscription price) until the end of the subscription period, at which point the temporary lines will be deleted and the new shares will be merged into the existing share line. In the event the rights issue involves non-equity and the value of the right cannot be determined, there will be no adjustment to the parent stock on the ex-date. The rights line will be included in the index at a value of zero on the ex-date (with no inclusion of the cash call value). If the rights line trades, it will be deleted at the market price after two days. If it does not trade, it will be deleted at a value of zero.

Market Disruption

If there is a system problem or situation in the market that is judged by FTSE to affect the quality of the constituent prices at any time when an index is being calculated, the index will be declared indicative (e.g. normally where a “fast market” exists in the equity market). The message “IND” will be displayed against the index value calculated by FTSE. The Committee must be satisfied that an accurate and reliable price for the purposes of determining the market value of a company exists. The Committee may exclude a security from the FTSE® 100 Index should it consider that an “accurate and reliable” price is not available.

If any event leads to an error in the index value of the FTSE® 100 Index that is greater than three basis points at the local country index level, then the FTSE® 100 Index will generally be recalculated, subject to discovery, within one month of the event. Where an alternative approach is available, FTSE may, at its sole discretion, choose not to recalculate.

License Agreement between FTSE and GS Finance Corp.

GS Finance Corp. will enter into a license agreement with FTSE, in exchange for a fee, whereby GS Finance Corp. is permitted to use the FTSE® 100 Index in connection with the issuance of certain securities, including the notes. GS Finance Corp. is not affiliated with FTSE; the only relationship between FTSE and GS Finance Corp. is the licensing of the use of the FTSE® 100 Index and trademarks relating to the FTSE® 100 Index.

The notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited (“FTSE”) or by the London Stock Exchange Plc (the “Exchange”) or by The Financial Times Limited (“FT”) (together the “Licensor Parties”) and none of the Licensor Parties make any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE® 100 Index (the “Index”) and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. None of the Licensor Parties shall be liable (whether in negligence or otherwise) to any person for any error in the Index and none of the Licensor Parties shall be under any obligation to advise any person of any error therein.

“FTSE®” is a trademark of the Exchange and the FT and is used by FTSE under license.

GS Finance Corp. does not accept any responsibility for the calculation, maintenance or publication of the FTSE® 100 Index or any successor index. FTSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the index or the manner in which the index is applied in determining any initial underlier level, final underlier level, closing level of the FTSE® 100 Index or any amount payable upon maturity or redemption of the notes.

EURO STOXX 50® Index

The EURO STOXX 50® Index, which we also refer to herein as the “index”:

—	is an equity index, and therefore cannot be invested in directly;

—	does not file reports with the SEC because it is not an issuer;

—	was first published on February 26, 1998, based on an initial index value of 1,000 as of December 31, 1991; and

—	was created and is sponsored and maintained by STOXX Limited.

The EURO STOXX 50® Index is a capitalization-weighted index of 50 European blue-chip stocks. The 50 stocks included in the EURO STOXX 50® Index trade in Euros, and are incorporated in, and have a primary listing (as determined by STOXX Limited) on an exchange in, one of the following countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain, which we refer to collectively as the Eurozone. The level of the EURO STOXX 50® Index is disseminated on the STOXX Limited website. STOXX Limited is under no obligation to continue to publish the index and may discontinue publication of it at any time. Additional information regarding the EURO STOXX 50® Index may be obtained from the STOXX Limited website: http://www.stoxx.com.

EURO STOXX 50® Index Composition.

The EURO STOXX 50® Index is composed of 50 underlier stocks chosen by STOXX Limited from the 19 EURO STOXX regional Supersector indices, which represent the Eurozone portion of the STOXX Europe 600 Supersector indices. STOXX Limited selects underlier stocks that have, in its view, a high degree of liquidity and represent the largest companies across all market sectors. The 19 supersectors from which stocks are selected for the EURO STOXX 50® Index are Automobiles & Parts, Banks, Basic Resources, Chemicals, Construction & Materials, Financial Services, Food & Beverages, Health Care, Industrial Goods & Services, Insurance, Media, Oil & Gas, Personal & Household Goods, Real Estate, Retail, Technology, Telecommunications, Travel & Leisure and Utilities, although stocks from each of these supersectors are not necessarily included at a given time.

Component Selection

The composition of the EURO STOXX 50® Index is reviewed by STOXX Limited annually in September. Within each of the 19 EURO STOXX regional Supersector indices, the respective index component stocks are ranked by free—float market capitalization. The largest stocks are added to the selection list until the coverage is close to, but still less than, 60% of the free—float market capitalization of the corresponding EURO STOXX Regional Total Market Index Supersector index. If the next highest—ranked stock brings the coverage closer to 60% in absolute terms, then it is also added to the selection list. All remaining stocks that are current EURO STOXX 50® Index components are then added to the selection list. The stocks on the selection list are then ranked by free—float market capitalization. The 40 largest stocks on the selection list are chosen as index components. The remaining 10 stocks are then selected from the largest current stocks ranked between 41 and 60. If the number of index components is still below 50, then the largest remaining stocks on the selection list are added until the EURO STOXX 50® Index contains 50 stocks. In exceptional cases, the STOXX Limited Management Board may make additions and deletions to the selection list.

Ongoing Maintenance of Component Stocks

The component stocks of the EURO STOXX 50® Index are monitored on an ongoing monthly basis for deletion and quarterly basis for addition. Changes to the composition of the EURO STOXX 50® Index due to corporate actions (including mergers and takeovers, spin—offs, sector changes and bankruptcy) are announced immediately, implemented two trading days later and become effective on the next trading day after implementation.

The component stocks of the EURO STOXX 50® Index are subject to a “fast exit” rule. A component stock is deleted if it ranks 75 or below on the monthly selection list and it has been ranked 75 or below for a consecutive period of two months in the monthly selection list. The highest-ranked non-component stock will replace the exiting component stock. The EURO STOXX 50® Index is also subject to a “fast entry” rule. All stocks on the latest selection lists and initial public offering (IPO) stocks are reviewed for a fast-track addition on a quarterly basis. A stock is added if it qualifies for the latest blue-chip selection list generated at the end of February, May, August or November and if it ranks within the lower buffer (between 1 and 25) on the selection list. If added, the stock replaces the smallest component stock.

A deleted stock is replaced immediately to maintain the fixed number of stocks. The replacement is based on the latest monthly selection list. In the case of a merger or takeover where a component stock is involved, the original component stock is replaced by the new component stock. In the case of a spin-off, if pricing and instrument reference data is available and if the original stock was a component stock, then each spin-off stock qualifies for addition if it lies within the lower buffer (between 1 and 40) on the latest selection list. The largest qualifying spin-off stock replaces the original component stock, while the next qualifying spin-off stock replaces the lowest ranked component stock and likewise for other qualifying spin-off stocks.

The free float factors and outstanding number of shares for each underlier stock that STOXX Limited uses to calculate the EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Certain extraordinary adjustments to the free float factors and/or the number of outstanding shares are implemented and made effective more quickly. The timing depends on the magnitude of the change. Each component’s weight is capped at 10% of the EURO STOXX 50® Index’s total free float market capitalization. The free float factor reduces the underlier stock’s number of shares to the actual amount available on the market. All holdings that are larger than five percent of the total outstanding number of shares and held on a long-term basis are excluded from the index calculation (including, but not limited to, stock owned by the company itself, stock owned by governments, stock owned by certain individuals or families, and restricted shares).

Index Calculation

STOXX Limited calculates the EURO STOXX 50® Index using the “Laspeyres formula,” which measures the aggregate price changes in the underlier stocks against a fixed base quantity weight. The discussion below describes the “price return” calculation of the EURO STOXX 50® Index. The applicable pricing supplement will describe the calculation of the EURO STOXX 50® Index if the underlier for your notes is not the price return calculation. The formula for calculating the EURO STOXX 50® Index value can be expressed as follows:

EURO STOXX 50	=	Free Float Market Capitalization of the EURO STOXX 50® Index
Index
Divisor

The “free float market capitalization of the EURO STOXX 50® Index” is equal to the sum of the product of the price, the number of shares, the free float factor and the weighting cap factor for each underlier stock as of the time the EURO STOXX 50® Index is being calculated. The index stocks trade in Euros and thus, no currency conversion is required. Where any index component stock price is unavailable on any trading day, the underlier sponsor will generally use the last reported price for such component stock.

In case the investability and tradability of the index and index based products is affected by an upcoming market or company event that is considered significant or “extreme” by the STOXX Management Board, the following actions or a combination of the following actions are taken. For all such changes a minimum notification period of two full trading days will be observed. The action scope may include but is not limited to:

—	application of expert judgment for index component pricing data,

—	adjustment of operational procedures,

—	postponement of index adjustments,

—	adjustment of selection lists,

—	change of weights of index constituents by adjusting the number of shares, free-float factors or weighting cap-factors, or

—	adjustment of index compositions.

EURO STOXX 50 Divisor

The EURO STOXX 50® Index is calculated using a divisor that helps to maintain the continuity of the index’s value so that corporate actions do not artificially increase or decrease the level of the EURO STOXX 50® Index.

The divisor is calculated by starting with the previous divisor in effect for the EURO STOXX 50® Index (which we call the “original divisor value”) and multiplying it by a fraction, the numerator of which is the previous free float market capitalization of the EURO STOXX 50® Index, plus or minus the difference between the closing market capitalization of the EURO STOXX 50® Index and the adjusted closing market capitalization of the EURO STOXX 50® Index, and the denominator of which is the previous free float market capitalization of the EURO STOXX 50. The adjusted free float market capitalization is calculated for stocks of companies that have experienced a corporate action of the type described below as of the time the new divisor value is being calculated using the free float market capitalization calculated with adjusted closing prices, the new number of shares, and the new free float factor minus the free float market capitalization calculated with that stock’s original closing price, number of shares, and free float factor, in each case as used in calculating the original divisor value. Errors in divisor calculation are corrected on an intraday basis if discovered on the same day the new divisor is effective. If the error is discovered later, the error is corrected on an intraday basis if feasible and only if the error is considered significant by the STOXX Limited Management Board.

Divisor Adjustments

STOXX Limited adjusts the divisor for the EURO STOXX 50® Index to maintain the continuity of the EURO STOXX 50® Index values across changes due to corporate actions. Changes in weights due to corporate actions are distributed proportionally across all index components and equal an investment into the portfolio. The following is a summary of the adjustments to any underlier stock made for corporate actions and the effect of such adjustments on the divisor, where shareholders of the underlier stock will receive “B” new shares for every “A” share held (where applicable) and assuming that the version of the index to which your notes are linked is the price return version. If your notes are linked to the total return calculation of the EURO STOXX 50® Index, please see the discussion in your pricing supplement regarding divisor adjustments.

(1)	Special cash dividend:

Adjusted price = closing price – dividend announced by the company * (1- withholding tax if applicable)

Divisor: decreases

(2)	Split and reverse split:

Adjusted price = closing price * A / B

New number of shares = old number of shares * B / A

Divisor: no change

(3)	Rights offering:

Adjusted price = (closing price * A + subscription price * B) / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: increases

If the subscription price is not available or if the subscription price is equal to or greater than the closing price on the day before the effective date, then no adjustment is made.

Extremely dilutive rights issues having a share ratio larger or equal to 2000% (BA>20) are treated as follows:

STOXX will announce the deletion of the company from all indices following the standard rules for index replacements if sufficient notice of two trading days before the ex-date can be given.

The company may enter the indices again at the next periodic index review, but only after the new rights issue shares have been listed.

Extremely dilutive rights issues for which two trading days’ notice before the ex-date cannot be given, and all highly dilutive rights issues having a share ratio larger or equal to 200% (BA>2) are treated as follows:

•	The rights issue shares are included into the indices with a theoretical price on the ex-date;
•	The rights issue shares must be listed on an eligible stock exchange and tradable starting on the ex-date, otherwise, only a price adjustment is made and the rights are not included;
•	The rights issue shares will have the same parameters as the parent company;
•	The rights issue shares will be removed after their first trading day at the close; and
•	The number of shares and weighting factors will be increased after the new rights issue shares have been listed.

(4)	Stock dividend:

Adjusted price = closing price * A / (A + B)

New number of shares = old number of shares * (A + B) / A

Divisor: no change

(5)	Stock dividend from treasury stock if treated as extraordinary dividend:

Adjusted close = close – close * B / (A + B)

Divisor: decreases

(6)	Stock dividend of another company:

Adjusted price = (closing price * A – price of other company * B) / A

Divisor: decreases

(7)	Return of capital and share consolidation:

Adjusted price = [closing price – capital return announced by company * (1– withholding tax)] * A / B

New number of shares = old number of shares * B / A

Divisor: decreases

(8)	Repurchase of shares / self-tender:

Adjusted price = [(price before tender * old number of shares) – (tender price * number of tendered shares)] / (old number of shares – number of tendered shares)

New number of shares = old number of shares – number of tendered shares

Divisor: decreases

(9)	Spin– off:

Adjusted price = (closing price * A – price of spin–off shares * B) / A

Divisor: decreases

(10)	Combination stock distribution (dividend or split) and rights offering:

For this corporate action, the following additional assumptions apply:

Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A share held; and

If A is not equal to one, all the following “new number of shares” formulae need to be divided by A.

If rights are applicable after stock distribution (one action applicable to another):

Adjusted price = [closing price * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)]

New number of shares = old number of shares * [(A + B) * (1 + C / A)] / A

Divisor: increases

If stock distribution is applicable after rights (one action applicable to another):

Adjusted price = (closing price * A + subscription price * C) / [(A + C) * (1 + B / A)]

New number of shares = old number of shares * [(A + C) * (1 + B / A)]

Divisor: increases

Stock distribution and rights (neither action is applicable to the other):

Adjusted price = (closing price * A + subscription price * C) / (A + B + C)

New number of shares = old number of shares * (A + B + C) / A

Divisor: increases

(11)	Addition/deletion of a company

No price adjustments are made. The net change in market capitalization determines the divisor adjustment.

(12)	Free float and shares changes

No price adjustments are made. The change in market capitalization determines the divisor adjustment.

License Agreement between STOXX Limited and Goldman Sachs

STOXX Limited and its licensors (the “Licensors”) have no relationship to GS Finance Corp., other than the licensing the EURO STOXX 50® Index and the related trademarks for use in connection with the notes.

STOXX Limited and its Licensors do not:

—	Sponsor, endorse, sell or promote the notes.

—	Recommend that any person invest in the notes or any other securities.

—	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the notes.

—	Have any responsibility or liability for the administration, management or marketing of the notes.

—	Consider the needs of the notes or the owners of the notes in determining, composing or calculating the EURO STOXX 50® Index or have any obligation to do so.

STOXX Limited and its Licensors will not have any liability in connection with the notes. Specifically,

—	STOXX Limited and its Licensors do not make any warranty, express or implied and disclaim any and all warranty about:
—	The results to be obtained by the notes, the owner of the notes or any other person in connection with the use of the EURO STOXX 50® Index and the data included in the EURO STOXX 50® Index;
—	The accuracy or completeness of the EURO STOXX 50® Index and its data;
—	The merchantability and the fitness for a particular purpose or use of the EURO STOXX 50® Index and its data;
—	STOXX Limited and its Licensors will have no liability for any errors, omissions or interruptions in the EURO STOXX 50® Index or its data;
—	Under no circumstances will STOXX Limited or its Licensors be liable for any lost profits or indirect, punitive, special or consequential damages or losses, even if STOXX or its Licensors knows that they might occur.

The licensing agreement between Goldman Sachs International and STOXX Limited is solely for their benefit, and the benefit of certain affiliates of Goldman Sachs International, and not for the benefit of the owners of the notes or any other third parties.

TOPIX

The TOPIX (also referred to herein as the “index”), also known as the Tokyo Stock Price Index:

—	is an equity index, and therefore cannot be invested in directly;

—	does not file reports with the SEC because it is not an issuer;

—	was first launched on July 1, 1969 with a base level of 100 as of April 1, 1968; and

—	is sponsored, calculated, published and disseminated by the Tokyo Stock Exchange, Inc., which we refer to as the TSE.

The TOPIX is a capitalization weighted index of all the domestic common stocks listed on the First Section of the TSE. Domestic stocks admitted to the TSE are assigned either to the TSE First Section Index, the TSE Second Section Index or the TSE Mothers Index. Stocks listed in the First Section, which number approximately 1,700, are among the most actively traded stocks on the TSE. Additional information about the TOPIX is available on the following website: http://www.tse.or.jp/english/market/topix/index.html.

The companies included in the TOPIX are divided into 33 industry sectors: Fishery, Agriculture & Forestry, Mining, Construction, Foods, Textiles & Apparels, Pulp & Paper, Chemicals, Pharmaceutical, Oil & Coal Products, Rubber Products, Glass & Ceramics Products, Iron & Steel, Nonferrous Metals, Metal Products, Machinery, Electric Appliances, Transportation Equipment, Precision Instruments, Other Products, Electric Power & Gas, Land Transportation, Marine Transportation, Air Transportation, Warehousing & Harbor Transportation Services, Information & Communication, Wholesale Trade, Retail Trade, Banks, Securities & Commodity Futures, Insurance, Other Financing Business, Real Estate and Services.

TOPIX Composition and Maintenance

The TOPIX is comprised of all domestic common stocks listed on the TSE First Section, excluding certain types of securities such as subscription warrant securities and preferred equity contribution securities. Companies scheduled to be delisted or newly listed companies that are still in the waiting period are excluded from the indices. The TOPIX has no constituent review. The number of constituents will change according to new listings and delistings. The reasons for stock additions and deletions to the TSE First Section are described further below.

TOPIX Calculation

The TOPIX is a free-float-adjusted market-capitalization-weighted index, which reflects movements in the market capitalization as measured from a base index value of 100 set on the base date of January 4, 1968. The discussion below describes the “price return” calculation of the TOPIX. The applicable pricing supplement will describe the calculation of the TOPIX if the underlier for your notes is not the price return calculation.

TSE calculates the TOPIX by multiplying the base index value of 100 by the quotient of the current free-float-adjusted market value divided by the base market value. The resulting value is not expressed in Japanese yen but presented as a number of points, rounded to the nearest one hundredth. The formula for calculating the TOPIX value can be expressed as follows:

Index value = Base index	x	Current free-float- adjusted market value
value of 100		Base market value

The current free-float-adjusted market value is the sum of the products of the price times the number of free-float-adjusted shares for each constituent stock.

The number of free-float-adjusted shares for this calculation is the number of listed shares multiplied by free-float weight. The number of listed shares used for this purpose is usually the same as the number of actual listed shares. However, in some cases these numbers will differ as a consequence of the index methodology. For instance, in the case of a stock split, the number of listed shares will increase on the additional listing date after the stock split becomes effective; on the other hand, the number of listed shares for index calculation purposes will increase on the ex-rights date.

Free-float weight is the weight of listed shares deemed to be available for trading in the market, and is determined and calculated by the TSE for each constituent stock. It is calculated by subtracting the quotient of non-free-float shares divided by listed shares from one. Free-float weight is reviewed once a year in order to reflect the latest distribution of share ownership. The TSE estimates non-free-float shares using publicly available documents, and generally deems shares held by the top ten major shareholders (with certain exceptions), treasury stocks and shares held by members of the issuer’s board of directors to be unavailable for trading in the market. The TSE may deem other shares to be unavailable for trading in the market. The timing of the yearly free- float-weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews may be conducted for events TSE expects will significantly affect the free-float weight. These include when new shares are allocated to a third party, preferred shares are converted or subscription warrants are exercised, as well as in the event of a company spin-off, merger, stock-swap, take-over bid and other events TSE judges deem will significantly affect free-float weight.

In the event of any increase or decrease in the current free-float-adjusted market value due to causes other than fluctuations in the stock market, such as public offerings or changes in the number of listed companies in the TSE First Section, adjustments are made by TSE to the base market value in order to maintain the continuity of the TOPIX. The base market value will be adjusted after the end of the trading session on the adjustment date.

Additions and Deletions to the TSE First Section (and therefore, the TOPIX)

TSE adds or removes securities for various listing and delisting events as shown in the table below.

Additions and Deletions of Constituents

	Event	Adjustment date	Price used for adjustment
Addition	A company is to be newly listed on the TSE First Section (directly listed or via another stock exchange)	Last business day of the month after such listing	Stock price at the end of trading on the business day before adjustment date
Addition

A new company established through a corporate consolidation, stock transfer, stock-swap, merger which establishes a new company or company spin-off is to be listed on the TOPIX after the de-listing of the old company from the TOPIX

		New listing date. If the initial listing date falls on a holiday, it will be the following business day	Base price
Addition	Assignment to the TSE First	Last business day of the	Stock price at the end of

Section from the TSE Second Section, Tokyo Stock Exchange Mothers Index or JASDAQ markets.

month after such assignment (a free float weight of 0.00 is used from the assignment date to the month after the assignment date and thus the number of shares to be used for calculation will be 0.00 during such period)

trading on the business day before adjustment date.
Deletion	Company to be de-listed due to a corporate consolidation, stock transfer, stock-swap, merger which establishes a new company or company spin-off and a newly formed company being listed on the TOPIX.	Listing date of the newly formed company (normally three business days following delisting date)	Stock price at the end of trading on the business day before adjustment date

Deletion	A constituent is to be de-listed due to a reason other than as described in the preceding scenario	De-listing date	Stock price at the end of trading on the business day before adjustment date

Deletion	A constituent’s securities are designated to be de-listed	Four business days after designation. If the designation date falls on a holiday, it will be the following business day	Stock price at the end of trading on the business day before adjustment date

Deletion	Assignment to the TSE Second Section or JASDAQ from the TSE First Section	Date of change	Stock price at the end of trading on the business day before adjustment date
Addition	A company is to be newly listed on the TSE First Section (directly listed or via another stock exchange)	Last business day of the month after such listing	Stock price at the end of trading on the business day before adjustment date

The adjusted base market value will equal the old base market value multiplied by the quotient of the free-float-adjusted market value on the business day before the adjustment date plus or minus, as applicable, the adjustment amount divided by the free-float-adjusted market value on the business day before the adjustment date.

The adjustment amount for the foregoing calculation will be an amount equal to the product of the change (the absolute value of the increase or decrease) in the number of shares times the price of the shares.

Changes in the number of shares and the price of the shares for adjustments to the base market value will be made as described in the table below.

Change in the Number of Constituent Shares

Event	Adjustment date	Price used for adjustment
Change of free float weight	Date of change	Stock price at the end of trading

on the business day before adjustment date
Public offering	Additional listing date (day after payment date). If listing date falls on a holiday, the next business day	Stock price at the end of trading on the business day before adjustment date
Allocation of new shares to a third party	Five business days after additional listing date (two business days after payment date)	Stock price at the end of trading on the business day before adjustment date
Issues to shareholders with payment	Ex-rights date	Payment price per share
Exercise of subscription warrants	Last business day of the month following exercise	Stock price at the end of trading on the business day before adjustment date
Conversion of preferred shares	Last business day of the month following conversion	Stock price at the end of trading on the business day before adjustment date
Cancellation of treasury stock	Last business day of the month following cancellation	Stock price at the end of trading on the business day before adjustment date
Merger or stock swap between a non-surviving constituent and another constituent	Delisting date of the non-surviving constituent	Stock price at the end of trading on the business day before adjustment date
Merger or stock-swap other than that described above	Listing change date (effective date)	Stock price at the end of trading on the business day before adjustment date
Rights offering	Ex-rights date	Payment price per share
Offering for sale of shares held by the Japanese government	Date determined by TSE (generally the delivery date)	Stock price at the end of trading on the business day before adjustment date
Company spin-off in which the number of shares of the succeeding company increases	Listing change date (the effective date)	Stock price at the end of trading on the business day before adjustment date
Other adjustments	Last business day of the month in which the information appears in “Sho-ho” (TSE Notice) or the last business day of the following month	Stock price at the end of trading on the business day before adjustment date

No adjustments will be made to the base market value in the case of a stock split or reverse stock split.

Retroactive adjustments will not be made to revise the figures of the index that have already been calculated and disseminated even if issuing companies file amendments on previously released information.

Market Disruption

If trading in a certain constituent is halted, the TSE regards the constituent’s share price for purposes of calculating the TOPIX to be unchanged. Where an event that is not specified in the rules of the TOPIX occurs, or if the TSE decides that it is impossible to use its existing methods to calculate the TOPIX, the TSE may use an alternate method of index calculation as it deems valid.

License Agreement between TSE and GS Finance Corp.

GS Finance Corp. expects to enter into a license agreement with TSE, in exchange for a fee, whereby GS Finance Corp. will be permitted to use the TOPIX in connection with the offer and sale of the notes. Except for stock holdings our affiliates may have in the TSE, we are not affiliated with TSE; the only relationship between TSE and GS Finance Corp. is the licensing of the use of the TOPIX and trademarks relating to the TOPIX.

The notes are not sponsored, endorsed or promoted by TSE. No inference should be drawn from the information contained in this general terms supplement that TSE makes any representation or warranty, implied or express, to GS Finance Corp., any holder of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the TOPIX to track general stock market performance.

TSE determines, composes and calculates the TOPIX without regard to the notes. TSE has no obligation to take into account your interest, or that of anyone else having an interest, in the notes in determining, composing or calculating the TOPIX. TSE is not responsible for and has not participated in the determination of the terms, prices or amount of the notes and will not be responsible for or participate in any determination or calculation regarding the principal amount of the notes payable at the stated maturity date or upon redemption. TSE has no obligation or liability in connection with the administration, marketing or trading of the notes.

Neither GS Finance Corp. nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of the TOPIX or any successor index. TSE disclaims all responsibility for any errors or omissions in the calculation and dissemination of the TOPIX or the manner in which the TOPIX is applied in determining any initial index level or final index level or any amount payable upon maturity or redemption of the notes.

The TOPIX Index Value and the TOPIX Marks are subject to the proprietary rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights and know-how relating to the TOPIX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Marks. The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Marks or cease the use thereof. The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Marks or as to the figure at which the TOPIX Index Value stands on any particular day. The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value. No notes are in any way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc. The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the notes or an advice on investments to any purchaser of the notes or to the public. The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the notes, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the notes.

The Dow Jones Industrial AverageTM

The Dow Jones Industrial AverageTM, which we also refer to herein as the “DJIA” or the “index”:

—	is an equity index, and therefore cannot be invested in directly;

—	does not file reports with the SEC because it is not an issuer;

—	was first calculated on May 26, 1896 with a base value of 40.94 and twelve constituent stocks; and

—	is sponsored by a joint venture of the CME Group and Dow Jones as described below.

The DJIA is a price-weighted index composed of 30 blue chip common stocks selected at the discretion of an Averages Committee comprised of the Managing Editor of The Wall Street Journal (the “WSJ”), the head of Dow Jones Indexes research and the head of CME Group research. The Averages Committee was created in March 2010, when Dow Jones Indexes became part of CME Group Index Services, LLC, a joint venture company owned 90% by CME Group Inc. and 10% by Dow Jones & Company, Inc., which we refer to as Dow Jones. Dow Jones publishes The Wall Street Journal. While stock selection is not governed by quantitative rules, a stock typically is added to the index only if the Averages Committee believes the company has an excellent reputation, demonstrates sustained growth and is of interest to a large number of investors. Maintaining adequate sector representation within the indices is also a consideration in the selection process. The DJIA covers all industries with the exception of transportation and utilities.

The U.S. dollar price return calculation (which does not include dividends or other distributions, only the trading prices of the stocks) of the DJIA is reported by Bloomberg under the ticker symbol “INDU <Index>”. Dow Jones is under no obligation to continue to publish the DJIA and may discontinue publication of the DJIA at any time. Additional information regarding the DJIA, including its constituent stocks, may be obtained the following website: http://www.djindexes.com/averages/.

Dow Jones intends for the DJIA to serve as a measure of the entire U.S. market, and therefore the economy, and the DJIA is not limited to traditionally defined industrial stocks. Changes in the composition of the DJIA are made by the Averages Committee without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us. In order to maintain continuity, changes to the index stocks included in the DJIA tend to be made infrequently and generally occur only after a component company goes through a major change, such as a shift in its main line of business, acquisition by another company, or bankruptcy. Index reviews do not occur on any established or regular schedule, but only when corporate events with respect to a constituent stock require it. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the DJIA may be changed at any time for any reason.

Dow Jones Indexes classifies securities within its indices according to a four-tier system that currently comprises 10 Industries, 19 Supersectors, 41 Sectors and 114 Subsectors.

The DJIA is price weighted rather than market capitalization weighted. Therefore, the component stock weightings are affected only by changes in the stocks’ prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the 30 common stocks included in the DJIA, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, stock splits, spin-offs and other corporate actions. The current divisor of the DJIA is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology in a manner that may affect the return on your notes. Where any index component stock price is unavailable on any trading day, the index sponsor will generally use the last reported price for such component stock.

The current formula used to calculate divisor adjustments is as follows: the new divisor (i.e., the divisor on the next trading session) is equal to (1) the divisor on the current trading session, times (2) the quotient of (a) the sum of the adjusted (for stock dividends, splits, spin-offs and other applicable corporate actions) closing prices of the DJIA components on the current trading session and (b) the sum of the unadjusted closing prices of the DJIA components on the current trading session.

New Divisor =	Current Divisor	×	Sum of Adjusted Closing Prices
Sum of Unadjusted Closing Prices

Adjustments for Corporate Actions

There is a large range of corporate actions that may affect companies included in the index. Certain corporate actions require Dow Jones to make an adjustment to the divisor to prevent the value of the index from changing as a result of the corporate action. Corporate actions are applied after the close of trading on the day prior to the ex-date. Share changes resulting from exchange offers are applied on the ex-date. Several types of corporate actions, and their related adjustments, are listed in the table below.

Corporate Action	Adjustment Made To Index	Divisor Adjustment?
Spin-off	The price of the parent company is adjusted according to the terms of the spin off. Any potential impacts on index constituents are evaluated by the Index Committee on a case by case basis.	Yes
Rights Offering	The price is adjusted according to the terms of the rights offering.	Yes
Stock dividend, stock split, reverse stock split	The price is adjusted according to the terms of the stock split.	Yes
Share Issuance, Share Repurchase, Equity Offering or Warrant Conversion	Index does not use a number of shares or investable weight factors – no impact	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes
Constituent Change	Deletions due to delistings, acquisition or any other corporate event resulting in the deletion of the stock from the index will be replaced on the effective date of the drop.	Yes

If an exchange fails to open due to unforeseen circumstances, the index treats this closure as a standard market holiday. The index will use the prior day’s closing prices and shifts any corporate actions to the following business day. If all exchanges fail to open or in other extreme circumstances, Dow Jones Indices may determine not to publish the index for that day.

Dow Jones Indices reserves the right to recalculate an index under certain limited circumstances. Dow Jones Indices may choose to recalculate and republish an index if it is found to be incorrect or inconsistent within two trading days of the publication of the index level in question for one of the following reasons:

1. Incorrect or revised closing price

2. Missed corporate event

3. Late announcement of a corporate event

4. Incorrect application of corporate action or index methodology

Any other restatement or recalculation of an index is only done under extraordinary circumstances to reduce or avoid possible market impact or disruption as solely determined by the Index Committee.

Although the index constituents are selected by the Averages Committee, the DJIA is otherwise maintained by the Dow Jones Averages Index Committee. The Index Committee is composed of S&P Dow Jones Indices’ staff as well as committee members from The Wall Street Journal. The committee meets at least semi-annually. In addition, the Index Committee may revise index policy and the calculation and other methodologies.

License Agreement between Dow Jones Opco, LLC, a subsidiary of S&P Dow Jones Indices LLC and GS Finance Corp.

Standard & Poor’s® and S&P® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). The Dow Jones Industrial AverageTM is a product of S&P Dow Jones Indices LLC and/or its affiliates, and has been licensed for use by GS Finance Corp. (“Goldman”). The notes are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, any of their third party licensors, or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices make no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the Dow Jones Industrial AverageTM to track general market performance. S&P Dow Jones Indices’ only relationship to Goldman with respect to the Dow Jones Industrial AverageTM is the licensing of the Index and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices. The Dow Jones Industrial AverageTM is determined, composed and calculated by S&P Dow Jones Indices without regard to Goldman or the notes. S&P Dow Jones Indices have no obligation to take the needs of Goldman or the owners of the notes into consideration in determining, composing or calculating the Dow Jones Industrial AverageTM. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of the notes. There is no assurance that investment products based on the Dow Jones Industrial AverageTM will accurately track index performance or provide positive investment returns. S&P Dow Jones Indices LLC and its subsidiaries are not investment advisors. Inclusion of a security within an index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice.

S&P DOW JONES INDICES DO NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE DOW JONES INDUSTRIAL AVERAGE OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO

EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES, OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY GOLDMAN, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DOW JONES INDUSTRIAL AVERAGE OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND GOLDMAN OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.

The iShares® MSCI Emerging Markets ETF

The shares of the iShares® MSCI Emerging Markets ETF (the “fund”) are issued by iShares, Inc. (the “company”). The Company was organized as a Maryland corporation on September 1, 1994 and is authorized to have multiple series or portfolios, of which the fund is one. On July 1, 2013, the iShares® MSCI Emerging Markets Index Fund changed its name to the iShares® MSCI Emerging Markets ETF.

—	The fund is a tracking ETF that seeks investment results which correspond generally to the price and yield performance, before fees and expenses, of the index.

—	The index it tracks is the USD total return net version of the MSCI Emerging Markets Index (the “index”) (ticker NDUEEGF);

—	Investment Advisor: BlackRock Fund Advisors (“BFA”);

—	The fund’s shares trade on the NYSE Arca under the ticker symbol “EEM”;

—	The company’s SEC CIK Number is 0000930667;

—	The fund’s inception date was April 7, 2003; and

—	The fund’s shares are issued or redeemed only in creation units of 450,000 shares or multiples thereof.

We obtained the following fee information from the iShares® website without independent verification. The investment advisor is entitled to receive a management fee from the fund based on the fund’s allocable portion of an aggregate management fee based on the aggregate average daily net assets of the fund and a set of other specified iShares® funds as follows: 0.75% per annum of the aggregate net assets of the funds less than or equal to U.S. $14.0 billion, plus 0.68% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $14.0 billion up to U.S. $28.0 billion, plus 0.61% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $28.0 billion up to U.S. $42.0 billion, plus 0.54% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $42.0 billion up to U.S. $56.0 billion, plus 0.47% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $56.0 billion up to U.S. $70.0 billion, plus 0.41% per annum of the aggregate net assets of the funds on amounts in excess of U.S. $70.0 billion up to U.S. $84.0 billion, plus 0.35% per annum of the aggregate net assets of the funds in excess of U.S. $84.0 billion. As of August 31, 2014, the aggregate expense ratio of the fund was 0.67% per annum.

The investment advisory agreement of the fund provides that BFA will pay all operating expenses of the fund, except interest expenses, taxes, brokerage expenses, future distribution fees or expenses, and extraordinary expenses. “Acquired Fund Fees and Expenses” reflect the fund’s pro rata share of the fees and expenses incurred by investing in other investment companies. BFA has contractually agreed to waive a portion of its management fees in an amount equal to the Acquired Fund Fees and Expenses attributable to the Fund’s investments in other iShares funds until December 31, 2014. The contractual waiver may be terminated prior to December 31, 2014 only upon written agreement of the company and BFA. During the most recently completed fiscal year for which data is available (August 31, 2013), the amount of such expenses incurred and fees waived rounded to 0.00%.

For additional information regarding the company or BFA, please consult the reports (including the Semi-Annual Report to Shareholders on Form N-CSRS for the six-month period ended February 28, 2014) and other information the company files with the SEC. In addition, information regarding the fund, including its top portfolio holdings, may be obtained from the iShares® website at http://us.ishares.com/product_info/fund/overview/ EEM.htm.

If a market disruption event occurs with respect to the iShares EM ETF, the calculation agent has the discretion to adjust the closing price of the iShares EM ETF on such date or to determine it in a different manner as described here, the applicable product supplement, if any, or in the applicable pricing supplement.

Investment Objective and Strategy

The fund seeks to track the investment results, before fees and expenses, of the index. The fund’s investment objective may be changed without shareholder approval.

Representative Sampling

BFA uses a representative sampling strategy to attempt to track the performance of the index. For the fund, this strategy involves investing in a representative sample of securities that collectively have an investment profile similar to that of the index. The securities selected are expected to have aggregate investment characteristics (based on factors such as market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the index.

The fund generally invests at least 90% of its assets in the securities of the index and in depositary receipts representing securities of the index. The fund may invest the remainder of its assets in securities not included in the index, but which BFA believes will help the fund track the index. The fund may also invest its other assets in futures contracts, options and swaps, as well as cash and cash equivalents, including shares of money market funds affiliated with BFA. Also, the fund may lend securities representing up to one-third of the value of the fund’s total assets (including the value of the collateral received). The fund invests all of its assets that are invested in India in a wholly owned subsidiary located in the Republic of Mauritius. BFA also serves of the investment advisor of the subsidiary.

Tracking Error

The performance of the fund and the index may vary due to a variety of factors, including differences between the fund’s assets and the index, pricing differences, transaction costs, the fund’s holding of cash, differences in timing of the accrual of dividends and differences between the fund’s portfolio and the index resulting from new or existing legal restrictions that apply to the fund but not to the index or to investors using a representative sampling strategy in general. BFA expects that, over time, the fund’s performance difference will not exceed 5%. The fund’s use of a representative sampling strategy can be expected to produce a greater tracking error over a period of time than would result if the fund used an indexing strategy in which a fund invests in substantially all of the securities in its index in approximately the same proportions as in the index.

Industry Concentration Policy

The fund will concentrate its investments (i.e., hold 25% or more of its total assets) in a particular industry or group of industries to approximately the same extent that the index is concentrated in that industry or group of industries.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this general terms supplement, the accompanying prospectus supplement or the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This general terms supplement is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this general terms supplement, the accompanying prospectus supplement and the accompanying prospectus is current only as of the respective dates of such documents.

General Terms Supplement

Page
Additional Risk Factors Specific to the Notes	S-1
Supplemental Terms of the Notes	S-13
The Underliers	S-33
S&P 500® Index	S-37
MSCI Indices	S-42
Russell 2000® Index	S-50
FTSE® 100 Index	S-57
EURO STOXX 50® Index	S-62
TOPIX	S-69
The Dow Jones Industrial AverageTM	S-74
The iShares® MSCI Emerging Markets ETF	S-78

Prospectus Supplement dated February 26, 2015

Use of Proceeds	S-2
Description of Notes We May Offer	S-3
Considerations Relating to Indexed Notes	S-16
United States Taxation	S-17
Employee Retirement Income Security Act	S-18
Supplemental Plan of Distribution	S-19
Validity of the Notes and Guarantees	S-19

Prospectus dated February 26, 2015

Available Information	2
Prospectus Summary	3
Use of Proceeds	6
Description of Debt Securities We May Offer	7
Description of Warrants We May Offer	34
Description of Units We May Offer	46
GS Finance Corp.	50
Legal Ownership and Book-Entry Issuance	52
Considerations Relating to Floating Rate Debt Securities	56
Considerations Relating to Indexed Securities	57
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	60
United States Taxation	63
Plan of Distribution	75
Conflicts of Interest	77
Employee Retirement Income Security Act	77
Validity of the Securities and Guarantees	78
Experts	78
Cautionary Statement Pursuant to the Private Securities Litigation Reform Act of 1995	78

GS Finance Corp.

Medium-Term Notes, Series E

fully and unconditionally guaranteed by

The Goldman Sachs Group, Inc.

General Terms Supplement

Notes linked to the Performance of one or more Indices or Exchange Traded Funds

Goldman, Sachs & Co.